UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SSR MINING INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SSR Mining Inc.

2025 Proxy Statement

6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237
www.ssrmining.com

March 26, 2025

Dear Shareholder:

We are pleased to invite you to the Annual Meeting of Shareholders (the “Annual Meeting”) of SSR Mining Inc. (“the Company”), which will be held virtually on May 8, 2025 at 10:00 a.m. MDT (Denver).

The Annual Meeting provides us with a valuable opportunity to consider matters of importance to the Company with Shareholders, and we look forward to your participation. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describes the business to be conducted at the meeting and provides information on SSR Mining Inc.’s approach to executive compensation and governance practices. We invest significant time and effort to ensure our compensation programs are competitive in the market and appropriately aligned with the achievement of business results and long-term Shareholder interests. Annually, we conduct a Shareholder outreach program and the disclosures contained in the accompanying Proxy Statement reflect feedback received during our outreach efforts.

Your participation in the affairs of the Company is important to us and we encourage you to vote your Shares.

If you have any questions about the information contained in this Proxy Statement or require assistance in voting your Shares, please contact Alliance Advisors, our proxy solicitation agent, by calling toll-free at 1-833-215-7305 (for Shareholders in the United States) or 1-209-637-2733 (for Shareholders outside the United States) or by e-mail at SSRM@allianceadvisors.com. If you are a holder of SSR Mining Inc.’s CHESS depositary interests in Australia, you can contact Alliance Advisors by calling toll-free at 1-209-637-2772 or by e-mail at SSRM@allianceadvisors.com.

The Board of Directors and management look forward to your participation at the Annual Meeting and thank you for your continued support.

Sincerely,

/s/ Rod Antal	/s/ Thomas R. Bates, Jr.
Rod Antal	Thomas R. Bates, Jr.
Executive Chairman	Lead Independent Director
i

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	May 8, 2025, 10:00 a.m. MDT (Denver) .
Place:
The Annual Meeting will be held as a virtual meeting via live webcast on the Internet. Because the meeting is completely virtual and being conducted via the Internet, Shareholders will not be able to attend the meeting in person. You will be able to attend the Annual Meeting, vote and submit your questions on the day of the meeting via the Internet by visiting https://meetnow.global/MYDP27D and entering the control number included on your proxy card.
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Items of Business:
•To elect the directors named in this Proxy Statement, each to serve until the next annual meeting of Shareholders and until their respective successors are elected and qualified, or until their earlier resignation or removal;
•To approve on an advisory (non-binding) basis, the compensation of the Company’s named executive officers disclosed in this Proxy Statement;
•To ratify the appointment of PricewaterhouseCoopers LLP, United States as our independent registered public accounting firm for fiscal year ending December 31, 2025;
•To transact other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof.
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Record Date:
The Board of Directors set March 10, 2025 as the record date for the Annual Meeting (the “Record Date”). Only Shareholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.
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Voting:
Your vote is very important. Whether or not you plan to attend the Annual Meeting virtually, we encourage you to read the Proxy Statement and submit your proxy or voting instructions as soon as possible. You can vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card or voting instruction card if you requested paper proxy-related materials. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Company is sending out proxy-related materials to Shareholders using the notice-and-access mechanism that came into effect on February 11, 2013 under National Instrument 54-101 – Communications with Beneficial Owners of Securities of a Reporting Issuer. Notice-and-access is a set of rules that allows issuers to post electronic versions of proxy-related materials (such as proxy statements and annual financial statements) online rather than mailing paper copies of such materials to Shareholders. Our annual report on Form 10-K for the year ended December 31, 2024 and the 2025 Proxy Statement are available free of charge at www.ssrmining.com, and the Company's page on EDGAR (www.sec.gov/edgar.shtml) and SEDAR+ (www.sedarplus.ca). You can also request copies of these documents by contacting the Company’s transfer agent, Computershare Investor Services Inc. (“Computershare”), by telephone at 1-866-962-0498.

By order of the Board of Directors,

/s/ Michael J. Sparks
Michael J. Sparks
Corporate Secretary
March 26, 2025

ANNUAL MEETING OF SHAREHOLDERS CDI VOTING PROCESS

The 2025 Annual Meeting (the “Annual Meeting”) of holders of common shares (“Shareholders”) of SSR Mining Inc. (the “Company”) will be held virtually on May 8, 2025 at 10:00 a.m. MDT (Denver). The Annual Meeting provides Shareholders with an opportunity to participate directly in the affairs of the Company. Please see the accompanying Notice of Annual Meeting of Shareholders for further details.

As the common shares of the Company are listed on the Australian Securities Exchange (the “ASX”) in the form of CHESS Depositary Interests (“CDIs”), the Company would like to remind CDI holders of the particular requirements and restrictions to which their votes will be subject. Each CDI represents a beneficial interest in one common share of the Company. CDI holders do not actually own direct legal title to common shares, which is held for and on behalf of CDI holders by CHESS Depositary Nominees Pty Ltd. (“CDN”), a wholly owned subsidiary of ASX Limited. This structure exists because the Company is listed on a Canadian exchange with a right to have its securities traded on the ASX by way of CDIs.

This arrangement impacts how CDI holders can record their votes for the matters to be tabled at the Annual Meeting. As CDIs are technically rights to common shares held on behalf of CDI holders by CDN, CDI holders need to provide confirmation of their voting intentions to CDN before the Annual Meeting. CDN will then exercise the votes on behalf of CDI holders. If a CDI holder wishes to vote, they must register their vote with CDN by using the CDI Voting Instruction Form (“VIF”) provided.

CDI holders who have questions about the information contained in this Proxy Statement or require assistance with voting can contact our proxy solicitation agent, Alliance Advisors, for assistance by calling toll-free at 1-209-637-2772 or by e-mail at SSRM@allianceadvisors.com.

To have a CDI vote counted, CDI holders must return their completed VIF to CDN no later than 12:00 p.m. on May 5, 2025. This deadline has been set to allow CDN sufficient time to collate the votes of CDI holders and submit them to the Company no later than 5:00 p.m. MDT (Denver) on the second business day preceding the date of the Annual Meeting or any adjournment thereof.

The Company appreciates your support and your interest in the Company and looks forward to your continued support. The Company encourages CDI holders to lodge their votes ahead of the Annual Meeting in the manner specified above.

Yours Sincerely,

SSR MINING INC.

/s/ Rod Antal
Rod Antal
Executive Chairman

TABLE OF CONTENTS

LETTER TO SHAREHOLDERS	i	Shareholder Outreach	29
NOTICE OF ANNUAL MEETING OF	ii	Recommendations	29
SHAREHOLDERS		COMPENSATION DISCUSSION AND ANALYSIS	30
CDI VOTING PROCESS	iii	Compensation Philosophy	30
TABLE OF CONTENTS	iv	Named Executive Officers	31
BUSINESS OF THE MEETING	1	Board Oversight and Compensation Governance	32
Meeting Format	1	Compensation-Related Risk	33
Record Date and Entitlement to Vote	1	Compensation Decision-Making Process	34
Items of Business	1	Shareholder Engagement	35
Voting Policies	2	Communications with the Board	37
General Information	2	Elements of Compensation	38
Annual Report on Form 10-K and Additional Information	2	2024 Compensation Results	41
ENVIRONMENTAL, HEALTH, SAFETY,	3	Executive Share Ownership Guidelines	45
SUSTAINABILITY AND COMMUNITY		Employment Agreements	46
Our Commitment	3	EXECUTIVE COMPENSATION TABLES	47
Sustainability	3	Summary Compensation Table	47
Sustainability Data	3	Grants of Plan-Based Awards	48
Environment	3	Outstanding Equity Awards at Fiscal Year-End	49
Health and Safety	4	Option Exercises and Stock Vested	50
Community Relations	5	Securities Authorized for Issuance under Equity	50
HUMAN CAPITAL MANAGEMENT	7	Compensation Plan
PROPOSAL No. 1 - Election of Directors	8	Pension Benefits and Nonqualified Deferred Compensation	50
ELECTION OF DIRECTORS	9	Tables
Our Board of Directors	9	Potential Payments upon Termination or Change in Control	51
Board Leadership Structure	9	CEO Pay Ratio	54
Lead Independent Director	9	Pay Versus Performance	54
Skills Composition of the Board	10	PROPOSAL No. 3 - Ratification of Appointment of	57
CORPORATE GOVERNANCE	18	Independent Registered Public Accounting Firm
Board Tenure and Term Limits	18	REPORT OF THE AUDIT COMMITTEE	58
Director Independence	19	Risk Management and Conflicts of Interest	58
Criteria for Board Membership and Succession Planning	19	Independent External Auditor	58
Inclusion and Diversity	20	Recommendations	60
Performance of the Board	21	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL	61
Director Orientation and Continuing Education	21	OWNERS AND MANAGEMENT
Board Meetings	21	Certain Beneficial Owners	62
Board and Committee Chair Position Descriptions	22	CERTAIN RELATIONSHIPS AND RELATED PARTY	63
Board Committees	22	TRANSACTIONS
Bankruptcies; Corporate Cease Trade Orders	24	Related Party Transactions	63
Procedures for Approval of Related Persons Transactions	25	Interest of Certain Persons in Matters to be Acted Upon	63
Anti-Hedging Policy	25	Management Contracts	63
Ethics & Compliance Training	25	Indebtedness of Officers and Directors	63
DIRECTOR COMPENSATION	26	OTHER MATTERS	63
Non-Executive Director Share Ownership Guidelines	27	FORWARD-LOOKING INFORMATION	64
PROPOSAL No. 2 - Approval, on an Advisory (Non-Binding)	28	GENERAL VOTING MATTERS	65
Basis, of the Compensation of the Company’s Named		Voting Rights	65
Executive Officers Disclosed in the 2024 Proxy Statement		How to Vote	65
REPORT OF THE COMPENSATION & LEADERSHIP	29	Revoking a Proxy	66
DEVELOPMENT COMMITTEE		Solicitation	66

Votes Required	66	Canada – Voting Instructions	71
Quorum	67	Australia – Voting Instructions	71
Notice-and-Access	67	Appointment of a Third-Party as Proxy	72
Householding	67	To Register your Proxyholder	72
Shareholder Proposals for the 2026 Annual Meeting of	67	Deadlines for Voting	73
Shareholders		Revoking your Proxy	73
Future Annual Meeting Business	67	Revocation of Voting Instruction Forms and Proxies	73
Voting Results	68	Additional Questions or Issues related to Voting your Shares	73
VOTING INSTRUCTIONS	69	APPENDIX A - Non-GAAP Financial Measures	A-1
Registered Shareholder Voting	69	APPENDIX B - How to Participant in the Meeting Online	B-1
Non-Registered Shareholder Voting	70	PROXY CARD

v

BUSINESS OF THE MEETING

The 2025 Annual Meeting (the “Annual Meeting”) of holders of common shares (“Shareholders”) of SSR Mining Inc. (“SSR Mining,” the “Company,” “we,” “us” and “our”) will take place on May 8, 2025 at 10:00 a.m. MDT (Denver).

This Proxy Statement references policies, guidelines and other documents of the Company that are located on the Company’s website (www.ssrmining.com). The information on our website, including specific documents we reference, are not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the United States Securities and Exchange Commission (the “SEC”) on EDGAR or with Canadian regulatory authorities through SEDAR+.

Meeting Format

The Annual Meeting will be a completely virtual meeting of Shareholders through an audio webcast live over the Internet. There will be no physical meeting location. The Annual Meeting will only be conducted via an audio webcast. Please go to https://meetnow.global/MYDP27D to access and participate in the Annual Meeting. Any Shareholder may attend and listen live to the webcast of the Annual Meeting over the Internet at such website. Shareholders as of the record date may vote and submit questions while attending the Annual Meeting via the Internet by following the instructions listed on your proxy card. The webcast starts at 10:00 a.m. MDT, on May 8, 2025. We encourage you to access the Annual Meeting prior to the start time.

You may vote by telephone, over the Internet or by completing, signing, dating and returning your proxy card as soon as possible. For more information on how to attend and participate in the Annual Meeting online, please refer to the “General Voting Matters” and “Voting Instructions” sections of this Proxy Statement.

Shareholders or duly appointed proxyholders may submit questions during the Annual Meeting via the virtual meeting interface. Any questions regarding procedural matters or directly related to the motions before the Annual Meeting will be addressed after the presentation of all business items. All other questions will be addressed during the question and answer period at the conclusion of the formal part of the Annual Meeting. Specific instructions for accessing the webcast, submitting questions, or for technical support, please refer to “Appendix C: How to Participate in the Meeting Online” attached to this Proxy Statement.

Record Date and Entitlement to Vote

Only holders of the Company’s common shares (the “Shares”) as recorded in our stock register at the close of business on March 10, 2025 (the “Record Date”), may vote at the Annual Meeting. On March 10, 2025, there were 202,537,757 Shares issued and outstanding. As of the date of this Proxy Statement, the Company has not issued any shares of preferred stock, no Shares have multiple voting rights and there are no non-voting Shares. Each Share is entitled to one vote on any matter submitted to a vote of our Shareholders.

Items of Business

Voting Recommendation
Proposal 1:	To elect the directors named in this Proxy Statement, each to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified, or until their earlier resignation of removal.	FOR each nominee
Proposal 2:	To approve on an advisory (non-binding) basis, the compensation of the Company’s named executive officers disclosed in this Proxy Statement.	FOR
Proposal 3:	To ratify the appointment of PricewaterhouseCoopers LLP, United States as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR

Aside from the aforementioned voting matters, the Company’s board of directors (“Board of Directors” or the “Board”) has no knowledge of any matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, Shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.

Voting Policies

Under the Company’s majority voting policy, all general business matters to be considered at an annual meeting of the Shareholders will each be determined by a majority of votes cast at an annual meeting by proxy or in person. General business matters include the election of each nominee proposed for election as a director of the Company in an uncontested election, the advisory say-on-pay vote, and the ratification of the Company’s auditors, among other general business matters as set forth in the Company’s articles.

Special business matters to be considered at an annual meeting of the Shareholders will each be determined by two-thirds of votes cast at an annual meeting by proxy or in person. Special business matters include, but are not limited to, approval of mergers or business combinations and approval of amendments to the Company’s articles. There are no special business matters to be considered at the Annual Meeting.

General Information

Common Shares Outstanding

As of the close of business on March 10, 2025, there were 202,537,757 Shares outstanding. The Shares trade under the symbol “SSRM” on the Toronto Stock Exchange (“TSX”) and the Nasdaq Stock Exchange (“Nasdaq”), and under the symbol “SSR” on the Australian Securities Exchange (“ASX”).

Principal Holders of Voting Securities

Based on information available to the Company and to the knowledge of the directors and executive officers of the Company, other than those Shareholders identified in the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement, no person, firm or company beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of the Company carrying more than 5% of the voting rights attaching to the total number of issued and outstanding Shares of the Company.

Date of Information and Currency

Except as otherwise stated, the information contained herein is given as of March 10, 2025. Unless otherwise specified, all dollar amounts herein are expressed in United States dollars.

Annual Report on Form 10-K and Additional Information

A copy of our annual report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, is available to Shareholders without charge upon written request directed to the Corporate Secretary of SSR Mining Inc. at 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237. The Company makes available on or through our website, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after filing. Such filings are also available, free of charge, through the SEC’s EDGAR system and on the Company’s profile on SEDAR+.

Additional information relating to SSR Mining is available on our website at www.ssrmining.com, and under the Company’s profile on EDGAR (www.sec.gov/edgar.shtml) and on SEDAR+ (www.sedarplus.ca). Financial and other information of SSR Mining is provided in its audited consolidated financial statements and management’s discussion and analysis for the financial year ended December 31, 2024, and in our annual report on Form 10-K which can be found under our profile on SEDAR+ and will be sent without charge to any security holder upon request by contacting the Corporate Secretary of SSR Mining Inc. at 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237, or by telephone at (303) 292-1299.

ENVIRONMENTAL, HEALTH, SAFETY, SUSTAINABILITY AND COMMUNITY

Our Commitment

At SSR Mining, our purpose is to create value and leave a legacy through responsible and sustainable operations. People and the environment are our most important resources, and we are committed to safeguarding them both now and for the future. 2024 presented many challenges after the significant slip on the heap leach pad at Çöpler and the forest fire in the vicinity of Seabee. Significant time, attention and effort was expended during the year navigating the impact of these events on the business, and the recovery and remediation efforts related thereto. For additional information, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 18, 2025.

We remain committed to our long-term view of our sustainability responsibilities, setting strong sustainability standards and targets with plans, procedures, and metrics that aim to ensure we balance our commitments to our shareholders, employees and the communities in which we operate.

Sustainability

Ultimate responsibility for our sustainability programs and performance sits with the Board of Directors. The Board is supported in this regard by the Technical, Safety and Sustainability Committee (the “TSS Committee”), a Board committee which oversees our practice and performance in areas of safety, health, community, and environmental management (including water management and climate change). The TSS Committee meets formally at least four times a year, with additional meetings held as required. The charter of the TSS Committee is available on our website.

Sustainability is also a key responsibility for our executive and site teams. Our approach to sustainability is underpinned by the principle of collective responsibility and a belief that every employee must contribute to achieving our sustainability commitments. To reflect our commitment to sustainability, for employees eligible to receive annual short-term incentive compensation, a material component of the performance metrics for the business is linked to the achievement of environmental, health, safety and sustainability targets. For 2024, 20% of the short-term incentive compensation was linked to such performance.

We also expect our suppliers to respect our commitment to sustainability and the principles outlined in our Code of Conduct, a copy of which is available on the Company’s website. We also encourage our major suppliers to be certified to industry best practice standards and require evidence that they have health and safety management plans in place.

Sustainability Data

The Company publishes ESG and Sustainability data on an annual basis. A copy of the latest SSR Mining ESG and Sustainability Data report can be found on our website at: http://www.ssrmining.com/corporate_responsibility.

Environment

Being responsible environmental stewards is a critical part of our business. By using natural resources, water and energy efficiently, recycling waste, and working to protect biodiversity, we expect to be able to deliver long-term value to all stakeholders and leave a positive legacy in the communities where we operate. Our approach to environmental management is set out in our Environmental and Sustainability Policy, which is available on our website.

We manage our operations in strict compliance with all relevant environmental standards. We have monitoring programs at all our operational sites. In addition to environmental and social compliance monitoring, we monitor our environmental performance by tracking the number of environmental incidents related to our activities, even when they are minor and contained within the mine site.

Tailings are a common waste product generated by the metal recovery process. We manage our tailings facilities responsibly. We align our approach to the management of tailings to the Mining Association of Canada’s Guide to the Management of Tailings Facilities and local regulations to meet site specific conditions. An additional level of oversight is given to our tailing’s facilities through our Independent Tailings Review Board (“ITRB”), which examines the facilities about annually. We track ITRB recommendations for modifications to our tailings facility operation in our integrated management system.

Safe and responsible cyanide management is critical to our operations and our social license. We use cyanide in our gold operations to separate the gold from the rock. Proper and robust cyanide management is essential to prevent adverse human health and environmental effects. We strive to adhere to good practice for the safe transportation, storage, use, and disposal of cyanide. The foundation of our approach to cyanide management is built on strict operating standards and governed by legal requirements. It is also informed by industry best practices and the requirements of the International Cyanide Management Code (the “Code”). Our Marigold Mine in Nevada was the first ever mine certified to the Code. We are committed to aligning and certifying over time all our operations that use cyanide to the Code.

Health and Safety

The Company is committed to the overall health and safety of its employees, contractors, and the communities in which we operate. We believe that our employees and business partners are critical to our success as a business, and we are committed to providing a safe working environment for them. We remain committed to the principle of safe production and firmly believe occupational injuries and illnesses are preventable. We continue to work to provide a workplace that fulfills such objectives.

Our Health and Safety Policy applies to all employees and contractors working across our business. The policy is backed up by robust, enterprise- and site-specific safety management plans and systems that align with the international best practice standards OHSAS18001 and ISO45001. We assess the safety and health-related risks across our mines. These assessments aim to ensure that we are aware of the critical risks at each operation and identify the most appropriate critical controls, which are then routinely verified. Further to this, our safety plans follow a risk mitigation hierarchy of control, which includes, where the source of harm cannot be eliminated, the identification of risks and an assessment and the implementation of controls.

In 2024, we continued our focus on improving the safety performance at our operations, through reinforcement of our fatality prevention programs. Sadly, the incident at Çöpler resulted in the loss of nine workers. Additionally, our Total Recordable Injury Frequency Rate (“TRIFR,” which is calculated as the total recordable injuries per million hours worked) increased from 2.10 in 2023 to 3.50 in 2024. To improve performance and realign with our targets we developed and began implementation of a revised safety plan to support our objective of continuous improvement in safety performance for 2024 and future years. Key actions to improve safety performance focused on critical risk management initiatives, our fatality prevention program, and improvement of the management of our catastrophic risks exposure. To address injury prevention, we continued to enhance employee engagement through our Leadership in the Field (“LIF”) initiative. Introduced in 2022, the LIF program was designed to encourage leaders to have specific targeted conversations with workers in the field, educating them on how to identify safety hazards before they become issues. Other actions taken in 2024 to improve overall safety performance included embedding our integrated management system, developing a three-year safety strategy, implementing a risk management framework, and improving incident reporting and investigations.

We also recognize that there is more to ensuring worker and community health and well-being than simply working to prevent injuries. We are taking a proactive approach to health through environmental, biological, and medical monitoring and quantifying occupational exposure risk. Our goal is to minimize health risks to employees, business partners, and stakeholder communities.

Community Relations

We recognize the important role our operations can play as catalysts for social and economic development in the communities we operate in and beyond. Our operations support a wide range of community development initiatives, which are based on the local socioeconomic environment and community needs. Our approach to community investment is set out in our ESG and Sustainability Policy. We support local social and economic development in three key ways: hiring from the local community, prioritizing local suppliers, and supporting community projects and initiatives. In 2024, we continued to support our recurring community investments and also defined a new approach that aims to catalyze local and regional economic development that will hopefully extend beyond our operations.

For local communities, employment opportunities are one of the primary benefits of our presence. Hiring workers from the communities nearest our mines and in the countries we operate in is one of the most important contributions we make to social and economic development. We strive to maximize local hiring at our operations. We also offer skills training for the local workforce so that they are able to seek opportunities in our operations. As mining becomes increasingly technical, such training programs provide transferable skills and expand the opportunities for our stakeholder community members.

In 2024, our operations contributed extensively to local and regional economic and social development. Examples of some of these contributions are provided below.

Çöpler. Our programs were necessarily modified by the Çöpler Incident. However, the Company continued to focus on maintaining opportunities for the people relying on our support, especially for educational programs. Areas of support included, but were not limited to, the following:
•From January to June 2024, scholarship support was provided to 111 regional university students, with 47 students graduating under the program. Financial assistance was extended to public schools affiliated with the İliç Directorate of National Education for purchasing educational materials and conducting maintenance and repair works.
•Sponsorship was offered to athletes from the Erzincan Sports Club, fostering regional sports development. Financial contributions were made for the construction of four outdoor artificial turf fields in partnership with the Erzincan Governorship, benefiting neighborhoods and villages in Erzincan.
•In partnership with the İliç District Governorship, transportation support was arranged for dialysis patients from surrounding villages to İliç State Hospital.

Additionally, under Anagold’s Sustainable Development Fund, financial support was provided for one cheese production facility and two barn construction projects, contributing to regional agricultural and economic development.

Marigold. Our commitment to corporate social responsibility and community engagement was reflected in a number of initiatives implemented in the Marigold mine community in 2024. These initiatives included, among others:
•Marigold awarded $14,375 in scholarships, which included scholarships for dependents of our employees as well as scholarships awarded to students from local schools. In total, the mine provided 14 scholarships, six of which were given to young women.
•Through a partnership with a local trades college, the mine sponsored three $5,000 scholarships in electrical and diesel technologies, offering students hands-on training throughout the school year and employment opportunities upon graduation.
•Through the Colorado School of Mines, the mine supported women pursuing careers in mine engineering by providing annual Women in Mining Scholarships.
•The Community Investment Program, overseen by the Company’s Community Donations Committee, contributed close to $72,000 in 2024 to support local nonprofit organizations, educational programs, and events that bring people together and strengthen community bonds.
•Through the Company’s long-term Corporate Social Responsibility Program, the mine invested just over $122,000 in initiatives focused on workforce development, environmental stewardship, and infrastructure improvements aiming to ensure sustainable value creation. This program addressed critical community needs such as mental health awareness, economic development, small business support, youth inclusion, and cultural enrichment by investing in health, education, the environment, arts, and sports.

•To enhance transparency and collaboration, the mine established a Community Liaison Committee in 2024, providing a platform for sharing key information related to safety, operations, human resources, and community outreach. Through these efforts, the Marigold mine remains dedicated to fostering sustainable growth, strengthening the communities where we operate, and delivering long-term value to our stakeholders.

We recognize the importance of supporting the Marigold local economy as part of our commitment to community engagement and sustainability. In 2024, we worked with over 100 local vendors, contributing to local vendor spend of over $196 million, which accounted for 85% of our total vendor spending. By prioritizing local procurement, the mine strengthens local businesses and plays a significant role in the economic growth and resilience of the community. This focus on fostering partnerships with local vendors aligns with Marigold’s and the Company’s broader mission to create lasting, positive impacts and build a stronger, more connected community.

Puna. At Puna we are developing our commitment to sustainability through key programs in education, health, economic development and community development. The corporate responsibility work integrates the benefits of the Puna mine with a long-term vision for a more sustainable economy. The programs sponsored by the Puna Mine include:
•Education and professional development programs through scholarships (25 students from local communities) that benefit local communities and promote sustainable development.
•Technical training and validation program with the National University of Jujuy for continuing education for over 100 team members.
•In the area of community health, the Puna mine completes programs for children aimed at health, pediatric care with local community access to clinics for children between 0 and 15 years old.
•Sustainable economic development is promoted through local procurement programs aiming to improve the supply of goods and services locally, which is combined with a special fund that has promoted 91 projects covering agriculture, raising of animals, small mining, tourism, and tourism souvenirs that are developed through responsible development practices.
•Local community members can participate in Puna-sponsored leadership development programs and “Life Plans” have been developed for several local communities aimed at providing economic development that is not linked to the mining operation, which includes the cultivation of native potatoes and the production of wool from llama fleeces and the development of local tourism in the high-altitude area of Argentina.

Seabee. At Seabee we are creating economic opportunities, including jobs, training, and community partnerships through several key initiatives. Seabee shares economic value with local communities through job creation and skill building resources that help increase employability of community members. For example:
•In 2024, Seabee placed four community members, from the Lac La Ronge Indian Band (“LLRIB”) and the Peter Ballantyne Cree Nation (“PBCN”), in a driller assistant program, which provided a three-month paid work experience opportunity. These placements provide an opportunity to learn about our safety culture, day-to-day drilling site operations and work life at our remote facilities, with the goal of offering employment after completion of their placement.
•Seabee participated in career fairs in eight local communities, showcasing the types of jobs that the Company offers as a mining employer in northern Saskatchewan, with one such fair focusing on mine-related career options.
•Seabee offers a northern scholarship program focused on LLRIB and PBCN students pursuing post-secondary education.
•In 2024, we partnered with other mining and community partners to offer the “Pilot Pathway Project,” which offers an opportunity for residents of northern Canada with no prior aviation experience to take two years of intensive training to earn a private and commercial pilot’s license. Students who successfully complete the training will be offered a job with Rise Air as a pilot.

At the broader corporate level in 2024, the Company continued to promote a variety of initiatives to promote a positive and collaborative culture, including the development of global secondment programs, and a variety of in-person events in the corporate office and global virtual meetings. SSR Mining joined Women in Mining (“WIM”) as a corporate sponsor and supported several WIM events nationally in the US and local chapters. Finally, the development of our new core values in 2024 was an inclusive process involving employees from all levels and all locations across our organization.

HUMAN CAPITAL MANAGEMENT

Our people are our most valuable resource. More than any other factor, our success depends on their capabilities and commitment. We are focused on attracting and retaining experienced and skilled talent with a culture that puts safety at its core and supports people to reach their potential.

We believe that transparent communication with workers and unions is critical to the effective execution of our operations. We do not impose restrictions on union representation, and we respect the rights of freedom of association and collective bargaining. In total, approximately 31% of our workforce are union members and have collective bargaining agreements in place. In 2024, we enjoyed positive labor relations across all sites.

Given the broad geographic footprint of the Company’s operations, we benefit from a meaningfully diverse workforce and are committed to a merit-based hiring process. The Company recognizes that a workforce composed of many individuals with a mix of skills, experience, perspectives, backgrounds and characteristics leads to a more robust understanding of opportunities, issues and risks, and stronger decision-making. The Board has adopted a Diversity Policy and the Compensation and Leadership Development Committee (the “Compensation Committee”) is responsible for overseeing diversity initiatives across the Company. We recognize the industry-wide challenge of attracting women into the mining industry and are committed to actively seeking to increase the number of women we employ at all levels of the organization, including in our operations.

As of December 31, 2024, the Company employed approximately 2,333 full-time employees and 1,189 contract employees throughout its global operations. As of December 31, 2024, 17% of the executive officers of the Company were women, approximately 43% of employees at the Company’s corporate office were women (excluding executives) and approximately 15% of the employees across the business were women.

The table below summarizes the total full-time workforce of the Company by location and gender:

The Company reports employment data in annual U.S. Equal Employment Opportunity Commission EEO-1 reports for our U.S.-based workforce; however, the U.S. EEO-1 reports represent only a small portion of our global workforce.

PROPOSAL No. 1

Election of Directors

Shareholders are asked to elect and/or re-elect nine (9) directors. All nominees have established their eligibility and willingness to serve as directors. The Board has determined that, at the present time, there will be nine (9) directors. For more information on the nominees, please refer to the “Election of Directors” section of this Proxy Statement. Nominees will, subject to the Company’s Articles and applicable corporate law, hold office until the next annual meeting of Shareholders or until their successors are elected or appointed in accordance with the Company’s Articles or applicable corporate law.

Majority Voting Policy

The Company’s majority voting policy states that any nominee proposed for election as a director of the Company in an uncontested election must be elected by a majority of the votes cast. If a director is not elected by at least a majority, such director must immediately tender his or her resignation to the Executive Chairman. The Corporate Governance and Nominating Committee (the “Governance Committee”) will consider such resignation and will make a recommendation to the Board and, absent exceptional circumstances, the Board will accept the resignation of such nominee. Within 90 days of the Annual Meeting, the Board will issue a press release disclosing the Board’s decision to accept or reject the nominee’s resignation. If the Board determines not to accept the nominee’s resignation, the press release will fully state the reasons for that decision. The nominee will not participate in any committee or Board deliberations regarding their resignation offer.

The Board recommends that Shareholders vote FOR each of the proposed nominees (or for substitute nominees in the event of contingencies not known at present). Unless otherwise instructed, the persons designated on the form of proxy intend to vote FOR the proposed nominees (or for substitute nominees in the event of contingencies not known at present).

ELECTION OF DIRECTORS

Our Board of Directors

The Board has the responsibility for the stewardship of the Company and to oversee the conduct of the business of the Company. The Board’s fundamental objectives are to enhance and preserve long-term shareholder value, ensuring that the Company meets its obligations on an ongoing basis and that the Company operates in a reliable and safe manner.

Mr. A.E. Michael Anglin, who has served as a member of the Board since 2008 and as Chairman of the Board from 2016 to 2023, announced his decision to retire and not to stand for re-election at the Annual Meeting. Ms. Leigh Ann Fisher resigned from the Board effective as of January 30, 2025. We want to thank Mr. Anglin and Ms. Fisher for their valuable contributions, insights, and leadership while serving on our Board.

Board Leadership Structure

Our Board of Directors Charter, which is available on our website at www.ssrmining.com, does not have a policy that requires the combination or separation of the Chairman of the Board (“Chair”) and Chief Executive Officer or equivalent, like an executive chair (“CEO”), and provides the flexibility for the Board to modify our leadership structure in the future when in the best interest of the Company. Annually, the Governance Committee reviews the Board leadership structure in light of the Company’s current needs and selects the Chair taking into account what is in the best interest of Shareholders. Our Board of Directors Charter provides that when the Chair is not independent, the Board will select a Lead Independent Director from its members. The Lead Independent Director has a robust set of responsibilities that are set forth below under “Lead Independent Director.”

The Board believes that Mr. Rod Antal continues to be the most qualified individual to fill the Chair position as our Executive Chairman with Mr. Thomas R. Bates, Jr. serving as the Lead Independent Director. The Board believes that Mr. Antal’s service as Executive Chairman with Mr. Bates serving as Lead Independent Director provides the necessary oversight and reflects good corporate governance practice. Mr. Antal’s extensive experience and intricate understanding of the company’s strategic priorities, along with his deep global mining experience, ensure continuity and focused leadership. The appointment also serves to ensure the continuity of the Company’s strategy and successful long-term stakeholder relationships, particularly in Türkiye. Mr. Bates’s role as Lead Independent Director brings valuable independent insight and ensures the Board's ability to make balanced, well-informed decisions. Together, their complementary experience and expertise has strengthened accountability, innovation, and strategic direction, placing the Company on a path toward sustained growth and success. For more detail around this process, see the “Corporate Governance - Criteria for Board Membership and Succession Planning” section of this Proxy Statement. The Board believes this structure provides the right leadership structure for the Company at this time, providing strong independent oversight while balancing the need for extensive knowledge of business operations, strategy implementation, effective leadership, management accountability and alignment with the long-term interests of Shareholders.

The Board does not believe that combining the Chair and CEO roles creates a conflict of interest or ambiguity regarding reporting relationships. With a Lead Independent Director appointed to complement the Executive Chairman and other risk mitigators, such as the Board’s responsibility to set the CEO’s compensation and any performance awards annually, the combined role does not have undue authority over the Board, management, or his personal gain. The Board believes that when it has a combined leadership structure, it is important to have a defined board leadership role for an independent director, which is discussed below.

Lead Independent Director

The Board recognizes the importance of independent Board oversight of the Executive Chairman and management and has appointed a Lead Independent Director to work alongside the Executive Chairman and ensure a balanced leadership structure. The Lead Independent Director and the Executive Chairman collaborate closely on Board meeting schedules, agendas, and information provided to the Board. At the end of each Board meeting, the Board holds an in camera session with the Executive Chairman, as well as an in camera session led by the Lead Independent Director with only the independent directors in attendance and without the Executive Chairman. The key duties and responsibilities of the Lead Independent Director include:

•presiding at meetings of the Board when the Executive Chairman is absent;
•presiding at, and developing agendas for, executive session of independent directors;
•full authority to call Board meetings, approve sufficiency of meeting materials, engage with shareholders and lead executive session at each meeting with independent directors;
•providing feedback from executive session of independent directors to the Executive Chairman;
•ensuring maintenance of Board and committee independence requirements and promotes corporate governance best practices in consultation with the chair of the Governance Committee;
•reviewing and assessing potential conflicts of interest of all directors;
•providing the Executive Chairman with feedback and counsel concerning the interactions with the Board;
•attending annual shareholder meeting as representative of the Board;
•assisting with aligning governance structures with the Company’s strategy;
•recommending to the Board and Committees the retention of advisors; and
•leading or participating in special committees established for extraordinary matters such as investigations, significant transactions and derivative actions.

Skills Composition of the Board

The Governance Committee is responsible for recommending to the Board the qualifications for Board membership and for identifying, assessing, and recommending qualified director candidates for the Board’s consideration. The following pages set out information about the nominees for election as directors, including the specific experience, and qualifications that led to the Board’s conclusion that the person should serve as a director of the Company.

Each of the director nominees possesses the qualifications, skills and experiences that the Governance Committee believes are essential to direct and oversee the company’s long-term strategy, the management team, and business and performance of the Company. All director nominees have the following attributes:

•public company board experience for at least one year;
•executive leadership experience leading large, complex organizations;
•strategic leadership experience driving strategic direction and growth of an organization, as well as leading significant change management/integration across a global business unit;
•industry knowledge with a broad range of experience and expertise in the resources sector and relevant experience in operating and mineral processing, including production, exploration, reserves, capital projects, logistics and related technology; and
•international experience, including exposure to a range of political, cultural, and regulatory requirements and an understanding of the critical role of partnerships with host governments, local communities, indigenous people, non-governmental organizations, and other stakeholders.

Additionally, among other skills, mining operations, corporate finance and capital allocation, risk management, human capital management, ESG, information technology, and corporate governance competencies are important skills necessary for overseeing the business operations and performance of the Company and setting the strategic direction. These skills are represented across our director nominees as a group.

The following matrix sets forth the principal skills of our director nominees. This matrix does not intend to be an exhaustive list of their skills or areas of principal contributions to the Board, and each director possesses skills in addition to those identified in the matrix.

Overview of our Board's Profile		Rod Antal	Thomas R. Bates, Jr.	Brian R. Booth	Simon A. Fish	Alan P. Krusi	Daniel Malchuk	Laura Mullen	Kay Priestly	Karen Swager	Total
Skills and Core Capabilities	Corporate Finance & Capital Allocation		✓				✓	✓	✓		4
	Risk Management	✓	✓		✓	✓	✓	✓	✓	✓	8
	Mergers & Acquisitions	✓	✓	✓	✓	✓	✓	✓	✓		8
	Mining Operations	✓		✓			✓			✓	4
	Human Capital Management		✓		✓	✓	✓			✓	5
	Financial Reporting		✓					✓	✓		3
	Environmental, Health, Safety & Sustainability	✓	✓	✓	✓	✓	✓			✓	7
	Governance	✓	✓		✓	✓		✓	✓		6
	Information Technology & Cybersecurity					✓		✓			2
	Government Relations	✓	✓	✓	✓				✓	✓	6
	Supply Chain Management		✓							✓	2
Attributes	Public Company Board Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	9
	Executive Management / Strategic Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	9
	Industry Knowledge	✓	✓	✓	✓	✓	✓	✓	✓	✓	9
	International	✓	✓	✓	✓	✓	✓	✓	✓	✓	9
Board Composition	Age	58	75	65	64	70	59	64	69	54	Average
											64
	Board Tenure	4.6	4.6	8.9	7.4	4.6	1.3	0.2	4.6	2.3	Average
											4.3
	Independence	CEO	✓	✓	✓	✓	✓	✓	✓	✓	8
											89%
	Self-identified Diversity						✓	✓	✓	✓	4
											44%
	Current Membership on Other Public Boards	0	2	2	0	1	1	1	1	0	Average
											1

Corporate Finance & Capital Allocation – Executive experience with primary responsibility for developing and implementing capital allocation frameworks and strategies for public companies. Experience to include evaluating investment opportunities and analysis, assessing and mitigating financial risks associated with capital allocation decisions, setting thresholds for financial returns, optimizing asset portfolios, raising equity, and managing debt financing.

Environmental, Health, Safety & Sustainability – Executive experience with primary responsibility for EHS&S in a public industrial or extractive company. Experience to include integrating EHS&S practices and initiatives including evaluating key environmental impacts, risks and opportunities. Experience leading social responsibility and community programs, ensuring workplace health and safety, and maintaining licenses to operate.

Risk Management – Executive experience with responsibility for enterprise risk management, including identifying, assessing, and monitoring risk controls and exposures, implementing risk mitigation strategies, and ensuring compliance with industry regulations and standards.

Governance – Executive experience developing, implementing, and maintaining governance policies and procedures across a public company. Experience to include designing and implementing global compliance and governance programs across various cultures and geographies.

Mergers & Acquisitions – Executive experience with responsibility over identifying and executing strategic transactions. Experience to include conducting financial valuations and modeling, negotiating, structuring and executing mergers, acquisitions, assets sales and/or disposals, and leading integration efforts.

Information Technology & Cybersecurity – Executive experience managing information technology infrastructure and cybersecurity efforts, including conducting risk assessments and implementing risk mitigation strategies, maintaining disaster recovery and business continuity plans, employing data protection measures and privacy controls.

Mining Operations – Executive experience in mining operations. Experience to include extraction, processing, operations, safety and compliance, resource and equipment optimization, budgeting and cost management, environmental stewardship, and stakeholder management.

Government Relations – Executive experience navigating the workings of foreign governments or experience in diplomatic relations. Experience to include engaging in face-to-face meetings with foreign government officials and regulators to cultivate relationships, collaborate, and advocate for business interests, particularly in emerging markets.

Human Capital Management – Executive experience in human capital management in a public company. Experience to include organizational design, talent acquisition, employee development, succession planning, change management, collective labor, and compliance with HR policies, labor laws, and regulations.

Supply Chain Management – Executive experience leading supply chain operations. Experience to include global supply chain management, profit and loss management, securing supply lines and supplier performance, inventory and warehouse management, and process optimization.

Financial Reporting – Executive experience as a chief financial officer and/or chief executive officer of a public company, or as an external audit partner. Experience to include financial reporting, compliance with accounting standards, preparation of financial statements, strategic capital management, and internal controls.

In addition to the skills of the Board members set forth above, the Board regularly engages subject matter experts to supplement the Board’s skills, including compensation consultants, cybersecurity and information security experts, governance advisors and environmental specialists.

The following profiles summarize the skills, experience and qualifications of each director nominee, and overall Board and Board committee attendance in 2024. While each Board member generally attends all committee meetings, the nominee profiles reflect only their required attendance.

Rod Antal

Mr. Antal was appointed Executive Chairman of SSR Mining in June 2023. Previously, Mr. Antal served as President and Chief Executive Officer and a member of the Board of SSR Mining following the merger with Alacer Gold in September 2020. Prior to the merger, Mr. Antal held the position of President and Chief Executive Officer with Alacer Gold since August 2013 and prior to that, he served as Alacer Gold’s Chief Financial Officer from May 2012 to August 2013. Mr. Antal has over 30 years of global mining experience in various mineral and metal businesses, including precious metals. This experience spans both corporate roles and at various mine operating sites. Mr. Antal began his mining career working for Placer Dome in Papua New Guinea and then nearly 15 years within the Rio Tinto Group where he held various senior management positions.

Executive Chairman	Director Skills
	▶ Risk Management			▶ Mergers & Acquisitions
Director Since: 2020	▶ Mining Operations			▶ Governance
	▶ Environmental, Health, Safety & Sustainability			▶ Government Relations
Age: 58
	Board and Committee Membership			Attendance
Denver, Colorado, USA	Board of Directors			28/28
	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	None
	2024	97.20%	2.80%

Thomas R. Bates, Jr.

Mr. Bates was appointed to the Board of Directors of SSR Mining in September 2020 and is Lead Independent Director, Chair of the Compensation and Leadership Development Committee, and a member of the Audit Committee. Mr. Bates was a Director at Alacer Gold from April 2014 to September 2020 and has over 50 years of experience in energy investing, oil service management and operations. Mr. Bates is currently an adjunct professor and a member of the Board of the Ralph Lowe Energy Institute at the Neeley School of Business at Texas Christian University, a position he has held since 2011. He is also an instructor in the SKEMA Business School in France, where he teaches Geopolitics and Energy, and Corporate Finance. He spent 15 years at Schlumberger in both domestic and international locations, was CEO of Weatherford-Enterra from 1997 to 1998, served as President of the Discovery Group of Baker Hughes from 1998 to 2000, and was later the Managing Director and Senior Advisor for 12 years at Lime Rock Partners, an energy focused private equity investment firm, from 2001 to 2012. Mr. Bates has served on the Board of Directors at Tetra Technologies, Inc. since 2011 and Vantage Drilling International since 2016.

Lead Independent Director	Director Skills
Chair of the Compensation and Leadership Development Committee	▶ Corporate Finance & Capital Allocation			▶ Risk Management
	▶ Mergers & Acquisitions			▶ Human Capital Management
	▶ Environmental, Health, Safety & Sustainability			▶ Financial Reporting
Director Since: 2020	▶ Government Relations			▶ Governance
▶ Supply Chain Management
Independent
	Board and Committee Membership			Attendance
Age: 75	Board of Directors			28/28
	Audit Committee			6/6
Fort Worth, Texas, USA	Compensation and Leadership Development Committee			7/7
	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	Tetra Technologies, Inc.
	2024	95.21%	4.79%	Vantage Drilling International

Brian R. Booth

Mr. Booth was appointed to the Board of Directors of SSR Mining in May 2016 and is a member of the Audit Committee and the Technical, Safety and Sustainability Committee. Mr. Booth is retired from Element29 Resources Inc. where he was the President, CEO and a director, roles in which he served since 2019, and he has served as a director on numerous public and private mining companies for over 15 years. Prior to joining Element29, he was President, CEO and a director of Pembrook Copper Corp. from 2008 to 2018 and LakeShore Gold Corp from 2005 to 2008. Previous to that, Mr. Booth held various exploration management positions at Inco Limited over a 23-year career, including Manager of Exploration - North America and Europe, Manager of Global Nickel Exploration and Managing Director PT Ingold for Australasia. Mr. Booth holds a B.Sc. in Geological Sciences from McGill University (1983) and was awarded an honorary lifetime membership in the Indonesian Mining Association for service as Assistant Chairman of the Professional Division.

Director Since: 2016	Director Skills
	▶ Mergers & Acquisitions			▶ Mining Operations
Independent	▶ Environmental, Health, Safety & Sustainability			▶ Government Relations

Age: 65	Board and Committee Membership			Attendance
	Board of Directors			27/28
West Vancouver, BC, Canada	Audit Committee			6/6
	Technical, Safety and Sustainability Committee			9/9
	Overall Attendance			98%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	GFG Resources Inc.
	2024	98.71%	1.29%	Peninsula Energy Limited

Simon A. Fish

Mr. Fish is a corporate director. He was appointed to SSR Mining's Board in 2018, where he chairs the Corporate Governance and Nominating Committee and is a member of the Compensation and Leadership Development Committee. With over 30 years in the mining, energy, and financial services sectors, he also serves on the boards of Heritage Environmental Services, Alexa Translations, and the Valemount Institute. Previously, he was Executive Vice President & General Counsel at Bank of Montreal, Vale Base Metals, and Shell Canada Limited, and held senior roles at Shell plc in several countries. Mr. Fish began his career practicing corporate and securities law with Dechert LLP. He holds degrees in business and law from the University of Cape Town, Washington College of Law, and Harvard Business School.

Chair of the Corporate Governance and Nominating Committee	Director Skills
	▶ Risk Management			▶ Mergers & Acquisitions
	▶ Environmental, Health, Safety & Sustainability			▶ Human Capital Management
Director Since: 2018	▶ Governance			▶ Government Relations

Independent	Board and Committee Membership			Attendance
	Board of Directors			28/28
Age: 64	Compensation and Leadership Development Committee			7/7
	Corporate Governance and Nominating Committee			4/4
Wellington, ON, Canada	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	None
	2024	94.45%	5.55%

Alan P. Krusi

Mr. Krusi was appointed to the Board of Directors of SSR Mining in September 2020. He is Chair of the Technical, Safety and Sustainability Committee and a member of the Corporate Governance and Nominating Committee. Mr. Krusi was a director at Alacer Gold from September 2014 to September 2020. He has nearly four decades of management experience in the engineering and construction industries. Mr. Krusi began his career as a project geologist with Dames & Moore where he gained significant experience and international exposure as lead project engineer and geologist in Latin America and Asia from 1977 to 1983. Throughout his career, Mr. Krusi managed a number of successively larger engineering and consulting businesses, culminating as CEO of Earth Tech, Inc, a global water and environmental services firm with operations in 13 countries, from 2002 to 2008. Most recently, Mr. Krusi was President, Strategic Development at AECOM from 2008 to 2015, where he oversaw the firm's M&A activities and served on the executive committee. Mr. Krusi has served on the Board of Directors of Granite Construction since 2018.

Chair of the Technical, Safety and Sustainability Committee	Director Skills
	▶ Risk Management			▶ Mergers & Acquisitions
	▶ Environmental, Health, Safety & Sustainability			▶ Human Capital Management
Director Since: 2020	▶ Information Technology & Cybersecurity			▶ Governance

Independent	Board and Committee Membership			Attendance
	Board of Directors			28/28
Age: 70	Corporate Governance and Nominating Committee			4/4
	Technical, Safety and Sustainability Committee			8/9
Maple Valley, Washington, USA	Overall Attendance			98%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	Granite Construction, Inc.
	2024	98.37%	1.63%

Daniel Malchuk

Mr. Malchuk was appointed to the Board of Director of SSR Mining in January 2024, and is a member of the Technical, Safety and Sustainability Committee. Mr. Malchuk brings over 30 years of strategic, operational and financial experience in the natural resource industry to the Board. He currently serves as a Director of Franco-Nevada, Senior Advisor with Appian Capital Advisory and as Chairman of Jetti Resources. Mr. Malchuk had a long career with BHP, most recently serving as President Operations, Minerals Americas until his retirement in 2020. In this role, Mr. Malchuk had overall responsibility for the Minerals portfolio in the Americas, including copper mines in Chile, joint ventures in numerous South American countries, a multibillion-dollar potash project in Canada and global copper exploration activities. Previously, Mr. Malchuk held various leadership positions at BHP, including President of Copper; President of Aluminum, Manganese, and Nickel; President, Minerals Exploration; and Vice President, Strategy and Development. Mr. Malchuk holds a Civil Industrial Engineer degree from Universidad de Chile and an MBA from University of California at Los Angeles (UCLA) Anderson School of Management.

Director Since: 2024	Director Skills
	▶ Corporate Finance & Capital Allocation			▶ Risk Management
Independent	▶ Mergers & Acquisitions			▶ Mining Operations
	▶ Environmental, Health, Safety & Sustainability			▶ Human Capital Management
Age: 59
	Board and Committee Membership			Attendance
Las Condes, Santiago, Chile	Board of Directors			27/28
	Technical, Safety and Sustainability Committee			8/9
	Overall Attendance			95%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	Franco-Nevada Corporation
	2024	98.97%	1.03%

Laura Mullen

Ms. Mullen was appointed to the Board of Directors of SSR Mining in February 2025 and is a member of the Audit Committee. Ms. Mullen has nearly 40 years of experience in KPMG’s audit practice, serving in various leadership positions and as lead partner on numerous public companies in the technology and other industries. She is currently a Director of Granite Construction, one of the largest diversified construction and construction materials companies in the United States and serves as the Chair of Granite Construction’s Audit Committee. Ms. Mullen earned a Bachelor of Science in business administration from California State University, Long Beach. She is a certified public accountant in California and member of the American Institute of Certified Public Accountants.

Director Since: 2025	Director Skills
	▶ Corporate Finance & Capital Allocation			▶ Risk Management
Independent	▶ Mergers & Acquisitions			▶ Financial Reporting
	▶ Information Technology & Cybersecurity			▶ Governance
Age: 64
	Board and Committee Membership			Attendance(1)
Palo Alto, California	Board of Directors			N/A
USA	Audit Committee			N/A
	Overall Attendance			N/A

	Voting Results(1)			Other Public Company Boards
	Year	For	Withheld	Granite Construction, Inc.
	2024	N/A	N/A
____________________
(1) Ms. Mullen was appointed to the Board of Directors as of February 15, 2025.

Kay Priestly

Ms. Priestly was appointed to the Board of Directors of SSR Mining in September 2020 and is Chair of the Audit Committee and a member of the Corporate Governance and Nominating Committee. Ms. Priestly was a director at Alacer Gold from August 2019 to September 2020. Ms. Priestly served as CEO of Turquoise Hill Resources Ltd. from 2012 until her retirement in 2015 and as CFO of Rio Tinto Copper from 2008 until 2012. She was VP, Finance and CFO of Rio Tinto’s Kennecott Utah Copper operations from 2006 to 2008. Ms. Priestly also served in executive management roles at American Nursing Services, Inc. and Entergy Corporation. Ms. Priestly began her career with Arthur Andersen where she progressed from Staff Accountant to Partner, holding various management and leadership positions, including serving on the global executive team as Global Managing Partner - People. During her 24 years with Arthur Andersen, she provided tax, consulting and M&A services to global companies across many industries, including energy, mining, manufacturing and services. Ms. Priestly has served as a board member of TechnipFMC plc since January 2017.

Chair of the Audit Committee	Director Skills
	▶ Corporate Finance & Capital Allocation			▶ Risk Management
Director Since: 2020	▶ Mergers & Acquisitions			▶ Financial Reporting
	▶ Governance			▶ Government Relations
Independent
	Board and Committee Membership			Attendance
Age: 69	Board of Directors			27/28
	Audit Committee			6/6
Park City, Utah, USA	Corporate Governance and Nominating Committee			4/4
	Overall Attendance			97%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	TechnipFMC plc
	2024	98.26%	1.74%

Karen Swager

Ms. Swager was appointed to the Board of Directors of SSR Mining in January 2023 and is a member of the Technical, Safety and Sustainability Committee. Ms. Swager currently serves as Executive Vice President – Operations for The Mosaic Company. In this role, Ms. Swager is responsible for global mining and manufacturing operations, including Environment, Health and Safety organization and the North American supply chain. Previously, Ms. Swager held various leadership positions at Mosaic, including Senior Vice President, Supply Chain; Senior Vice President, Potash; Vice President, Phosphates, as well as management roles at multiple operations within the Mosaic portfolio. Ms. Swager has over 28 years of mining experience in various minerals. Ms. Swager is a licensed professional engineer in Florida and holds a Bachelor of Science degree in metallurgical engineering and a Master of Science in metallurgical engineering from Michigan Technological University, where she is a member of the Department of Chemical Engineering’s Distinguished Academy. In addition, Ms. Swager holds an MBA from Northwestern University Kellogg School of Management.

Director Since: 2023	Director Skills
	▶ Risk Management			▶ Mining Operations
Independent	▶ Environmental, Health, Safety & Sustainability			▶ Human Capital Management
	▶ Supply Chain Management			▶ Government Relations
Age: 54
	Board and Committee Membership			Attendance(1)
Steinhatchee, Florida, USA	Board of Directors			28/28
	Compensation and Leadership Development Committee			2/2
	Technical, Safety and Sustainability Committee			9/9
	Overall Attendance			100%

	Voting Results			Other Public Company Boards
	Year	For	Withheld	None
	2024	98.63%	1.37%
____________________
(1) Ms. Swager was appointed to the Compensation and Leadership Development Committee on December 4, 2024 and attended all committee meetings that took place after her appointment.

CORPORATE GOVERNANCE

SSR Mining, its Board, and its management are committed to the highest standards of corporate governance and transparency. As part of the Company’s commitment to establishing best corporate governance practices, the Governance Committee actively assists the Board throughout the year by assessing the Company’s overall approach to corporate governance practices, monitoring regulatory developments and public disclosures, and implementing and administering enhancements.

At SSR Mining, we are committed to operating in an ethical, legal, environmentally sensitive and socially responsible manner, while creating long-term value for our Shareholders. Our governance structure enables our experienced and accomplished directors to provide advice, insight and oversight to advance the interests of SSR Mining and our Shareholders. We strive to maintain sound governance standards, which is reflected in our Board of Directors Charter, our Code of Business Conduct and Ethics, our systematic approach to risk management, and our commitment to transparent financial reporting and strong internal controls. Copies of the Company’s corporate governance policies are available on the Company’s website at www.ssrmining.com.

Board Tenure and Term Limits

The following chart provides a summary of the tenure of the Board as of the Annual Meeting date. Following the Annual Meeting, should all director nominees be elected, the average Board tenure will be approximately 4.3 years.

Board Tenure as of Meeting Date
Years
10
9
8
7
6
5
4
3
2
1
0
Average Tenure - 4.3 years
R. Antal
T. Bates, Jr.
B. Booth
S. Fish
A. Krusi
D. Malchuk
L. Mullen
K. Priestly
K. Swager

The Company believes that imposing term limits on its directors would be unduly restrictive and not in the best interest of the Company and could become an arbitrary mechanism for removing directors, which could result in valuable and experienced directors being forced to leave the Board solely because of length of service. Therefore, the Company has not adopted specific term limits for the directors on its Board, and instead relies upon the effective annual assessment process to ensure the ongoing efficacy of individual directors, the Board and its committees as a whole. The Company does not have a mandatory retirement age.

Director Independence

The Board of Directors Charter requires directors to exercise independent judgment, regardless of the existence of relationships or interests which could interfere with the exercise of independent judgment. Directors are also required to disclose any conflict of interest in any issue brought before the Board and must refrain from participating in the Board’s discussion and voting on the matter. The Board assesses the independence of new directors prior to appointment and reviews the independence of all directors at least annually to ensure compliance with all applicable requirements of Nasdaq, the TSX, the ASX and Canadian and U.S. securities laws.

In considering whether a director is independent, the Board gives regard to the independence criteria and requirements of applicable corporate laws and the securities laws, rules, regulations and guidelines of all applicable securities regulatory authorities, including, without limitation, the SEC and the securities commissions in each of the provinces and territories of Canada, and stock exchanges on which the Company’s securities are listed, including without limitation the TSX, Nasdaq and ASX, and other facts, information and circumstances the Board considers relevant. Directors and executive officers of the Company inform the Board as to their relationships with the Company and provide other pertinent information pursuant to questionnaires that they complete, sign and certify on an annual basis. The Board reviews such relationships to identify impairments to director independence and in connection with disclosure obligations under securities laws and stock exchange requirements.

The Board has determined that all director nominees, other than Mr. Antal, the Executive Chairman of the Company, are independent. All Board committees consist of entirely independent directors.

Criteria for Board Membership and Succession Planning

The Board recognizes that a diverse board of directors makes prudent business sense and enhances oversight and board effectiveness. The Board is committed to a merit-based process, which is based on objective criteria, solicits multiple perspectives and seeks to eliminate conscious or unconscious bias and discrimination, for the identification and selection of nominees. The Board believes that electing directors who have the skills, experience, and expertise that are directly relevant to the Company’s business, strategy and operations are key to the success of the Company.

The Governance Committee assesses the skills, expertise, experience and backgrounds of our directors annually, in light of the needs of the Board and the Company’s strategy, including the extent to which the current composition of the Board reflects the right mix of identified competencies. The Board also considers how the skills, experience and qualifications of the Board over time will be impacted by retirements from the Board and the skills and experience that may become needed in light of the Company’s growth and long-term strategic objectives.

A core responsibility of the Governance Committee is to identify prospective Board members, consistent with Board-approved criteria, and to recommend such individuals to the Board for nomination. The Governance Committee believes that the Board should be comprised of directors who possess a mix of experience and expertise that is relevant to the Company and its operations. As a result, while the emphasis on filling Board vacancies is on finding the best-qualified candidates who exhibit the highest degree of integrity, professionalism, values and independent judgment, a nominee’s diversity of gender, race, nationality or other attributes may also be considered in his or her assessment. From time to time, the Governance Committee will engage a third-party search firm to assist with finding Board candidates, particularly to ensure that the slate of candidates reflects the Company’s commitment to Board diversity. Over the last three years, the Governance Committee focused on diversity of the Board, adding Karen Swager in January 2023, Daniel Malchuk in January 2024, and Laura Mullen in February 2025.

The Governance Committee and the Board do not adhere to any quotas or minimum qualifications in determining Board membership. However, the Company’s Diversity Policy expressly encourages the promotion of diversity through various initiatives. When it becomes apparent that a vacancy on the Board will arise, either from retirement or otherwise, the Governance Committee evaluates the balance of skills, knowledge and experience held by the current directors and officers of the Company and prepares a description of the role and capabilities required for a particular nominee.

The Governance Committee does not have a separate policy with regard to the consideration of any director candidates recommended by Shareholders. If a candidate is recommended by Shareholders during the Board’s annual renewal and evaluation process, such candidate will be reviewed in accordance with the established Governance Committee policies for reviewing and nominating directors in the same way all other potential director candidates are reviewed. Shareholders should follow the procedure set forth in the “Business of the Meeting - Communications with the Board” section of this Proxy Statement, if they are interested in discussing a potential director candidate during the Board review process.

Inclusion and Diversity

Our Board recognizes that a board composed of individuals with a mix of differing skills, experience, perspectives, age and characteristics leads to a more robust understanding of opportunities, issues and risks, and to stronger decision-making. A copy of the Company’s Diversity Policy is available on its website at www.ssrmining.com. In March 2019, the Company became a member of each of the Catalyst Accord 2022 and the 30% Club Canada, which are initiatives aimed at accelerating the advancement of women in the workplace with a target goal of at least 30% representation of women on public-company boards. In 2021, the Company also joined the CEO Action for Diversity and Inclusion, an initiative aimed at accelerating the advancement of women in boardrooms and strategic executive roles in Canada. Three of the nine nominees for the Board, or 33%, are women.

The following table details the gender and diversity characteristics self-identified by the nominees to the Board:

	Board Diversity Matrix (as of March 26, 2025)
	Rod Antal	Thomas R. Bates, Jr.	Brian R. Booth	Simon A. Fish	Alan P. Krusi	Daniel Malchuk	Laura Mullen	Kay Priestly	Karen Swager	TOTAL
Total Number of Directors										9
Gender Identity
Female							✓	✓	✓	3
Male	✓	✓	✓	✓	✓	✓				6

Demographic Background
Hispanic or Latinx						✓				1
White	✓	✓	✓	✓	✓		✓	✓	✓	8
Military Veteran				✓	✓					2
Did Not Disclose Demographic Background										0

The Company is committed to developing a diverse workforce and is continually assessing opportunities to progress all levels of diversity across the organization. While the Company does not believe that adopting numerical quotas is in the best interest of its business nor its Shareholders, the Company has adopted specific and measurable objectives to ensure that the pool of candidates it considers for positions throughout the organization, including its Board of Directors, consists of the most diverse and qualified candidates available. To achieve this goal, the Board has adopted the following measurable objectives which are reviewed annually:

▶ Diversity on the Board: The Governance Committee will require that a thorough outreach and search process be conducted for new positions or vacancies on the Board that ensures that the candidate pool reviewed by the Governance Committee consists of a qualified and diverse group of individuals. The Board has identified the following key areas of focus for Board candidates: experience or skill sets that complement the Board; experience or nationalities related to the geographical regions where the Company has or anticipates business interests; and increasing the representation of female Board members. The Board believes that pursuing its objectives related to the ethnic and gender diversity among its members is consistent with its responsibility to ensure that director nominees possess the skill, experience and qualifications that are necessary to the Board’s ability to provide effective oversight of the Company and are directly relevant to the Company’s business strategy and operations. The Board will continue to consider all qualified candidates for open Board member positions, with a particular focus on what skills each candidate would bring to the Board and how critical those skills are to the overall makeup of the Board’s knowledge and ability.

▶ Diversity in Executive Management and Across the Business: The recruitment and development programs instituted by the Company will focus on ensuring that the Company has a diverse and qualified workforce at all levels of the organization. Recruitment measures will ensure that the pool of candidates considered consists of a group of qualified and diverse individuals and a key focus of the Company’s development programs will be the identification and development of diverse individuals, including local nationals at the Company’s mines.

Performance of the Board

Prior to joining the Board, new directors receive a formal letter of appointment setting out clearly what is expected of them in terms of time commitment, committee service and involvement outside of Board meetings. The Governance Committee has developed a process for the annual evaluation of the performance of the Board, its Committees and individual directors. Starting in 2021, the assessment process was administered by an independent third party to promote transparency and openness in the review process. A range of dimensions are considered during the assessment, such as: overall performance of the Board; Board and committee structure and composition; succession planning; strategic planning; risk management; operational performance; C performance; director competencies; Board processes; and director involvement. Upon completion of the formal evaluation process, the Board and each of its committees review the findings and determine any desired action items. The Chairman of the Board, or equivalent, also meets with each member of the Board to review their individual feedback.

Director Orientation and Continuing Education

New directors are provided with comprehensive materials with respect to the Company, as well as being oriented on relevant corporate issues, including short-, medium- and long-term corporate objectives, business risks and mitigation strategies, corporate governance guidelines and existing policies of the Company. New directors also meet with members of the executive management team to educate themselves on the nature and operation of the Company’s business. As each director has a different skill set and professional background, orientation and training activities are tailored to the particular needs and experience of each director.

All directors have access to an electronic board portal where Company information is posted and updated. Directors receive monthly reports on the business from management. Board and committee members also meet periodically with management, between regularly scheduled meetings, to receive a review of the operations of the Company.

Directors are provided with continuing education on issues that are necessary to assist them to meet their obligations as Board members and are encouraged to participate in external training courses, as needed. Each year, our directors attend at least one site visit to one of our operating mines. During these site visits, the directors meet with management and actively engage directly with our mine workers to learn about the operations. In 2024, our directors visited our Marigold mine site in Nevada, USA. In conjunction with Board meetings, management and the Company’s advisors provide presentations on topics pertinent to our business, including the impact of significant industry, political, legal and other developments. All of the directors have full access to our management.

To facilitate access to director education, all of our directors are members of the Institute of Corporate Directors and the National Association of Corporate Directors, organizations that promote the continuing education of directors.

Board Meetings

The Board meets at least four times annually in person or via teleconference. In 2024, the Board met 28 times, the vast majority of which were related to the Çöpler Incident. Directors are also required to attend meetings for committees for which they have been appointed. Information relating to the number of Board meetings held during the reporting period of 2024 and each director's attendance is provided above in the “Election of Directors” section of this Proxy Statement.

Quorum

The quorum for meetings of the Board is a majority of the members of the Board and the quorum for meetings of the Board committees is a majority of the members of the respective committee, in each case present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other. The Board and each Board committee may also act by unanimous written consent of its members.

Executive Sessions

Regularly, at the beginning and/or end of each Board meeting, the Board holds an executive session with the Executive Chairman, as well as an executive session led by the Lead Independent Director with only the independent directors and without the presence or participation of the Executive Chairman. Executive sessions may also take place at other times when the Executive Chairman or the Lead Independent Director believes it is appropriate.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is presently or has been an officer or employee of the Company. In addition, during the last fiscal year, no executive officer served as a member of the board or the organization and compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board) of any entity in which a member of the Board is an executive officer.

Board and Committee Chair Position Descriptions

The Board has developed a written position description for the Chairman of the Board (or equivalent). The Board has also developed a written charter for each committee of the Board. These charters include the responsibilities of the committee chair as well as the committee members. The Board has delegated to the chair of each Board committee responsibility for presiding over all meetings of that committee, coordinating compliance with the committee’s mandate, working with management to develop the committee’s annual work plan and providing the Board with reports of the committee’s key activities.

Board Committees

The Board exercises its duties directly and also through its committees. The Board currently has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the TSS Committee. A brief summary of some of the key duties and responsibilities of each committee is outlined below.

▶ Audit Committee. The Audit Committee assists the Board in reviewing and evaluating (a) the Company’s accounting and financial reporting principles, policies, processes and systems of internal accounting and financial controls; (b) the preparation, quality and integrity of the Company’s financial statements; (c) the Company’s compliance with legal and regulatory requirements; and (d) the independence and performance of the Company’s external auditor. The Company has an internal audit function that reports directly to the Chair of the Audit Committee. The Board has determined that, of the four current committee members, Kay Priestly, Thomas R. Bates, Jr. and Laura Mullen qualify as an “audit committee financial expert” as defined by the SEC and that each member of the Audit Committee is independent and financially literate, as per the requirements of National Instrument 52-110 – Audit Committees (“NI 52-110”).

▶ Compensation and Leadership Development Committee. The Compensation Committee assists the Board in reviewing and evaluating (a) the remuneration and benefits of non-executive directors and the remuneration, benefits and performance of executive management; (b) continuity, succession planning and development for executives and other key employees and recommendations to the Board with respect thereto as it deems appropriate; and (c) compensation plans of the Company, including equity award plans, non-executive director compensation plans, and such other compensation plans or structures as are adopted by the Company from time-to-time.

▶ Corporate Governance and Nominating Committee. The Governance Committee assists the Board in reviewing and evaluating the Company’s corporate governance practices by (a) proposing new members to the Board, establishing criteria for Board membership, recommending composition of the Board and its committees and assessing directors’ performance on an ongoing basis; (b) providing a focus on corporate governance that will enhance corporate performance and ensure on behalf of the Board and Shareholders of the Company that the Company’s corporate governance system is effective in the discharge of its obligations to the Company’s stakeholders; (c) making recommendations to the Board as to determinations of director independence; and (d) overseeing the evaluation of the performance of the Board and its committees.

▶ Technical, Safety and Sustainability Committee. The TSS Committee assists the Board in upholding the Company’s environmental, community and safety responsibilities, including the Company’s health and safety performance and objectives, and overseeing the technical aspects of the Company’s operations, exploration programs and development projects, including reviewing the resource and reserve estimates of the Company’s mineral properties.

Risk Oversight

SSR Mining faces a number of key risks, including, but not limited to, financial, regulatory, operational, legal, accounting, cybersecurity and reputational risks. Management is responsible for the day-to-day management of risks. The Board has overall responsibility for the oversight of the Company’s risk management plans, policies and practices. The Board executes its risk oversight directly and through its committees. The Board as a whole and all Board committees meet periodically with members of senior management to discuss the relevant risks and challenges facing SSR Mining. The Board participates directly in the annual enterprise risk management process and reviews the results.

The Audit Committee monitors the Company’s risk management process, focusing primarily on financial and regulatory compliance risk. The Audit Committee receives regular reports of the Company’s ethics and compliance activities, including a review of management’s compliance risk assessment and the efforts undertaken to mitigate ethics and compliance risks during the year. In addition to ensuring that there are mechanisms for the anonymous submission of ethics and compliance reports generally, the Audit Committee has established specific procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee also analyzes and reviews the Company’s cybersecurity framework to ensure appropriate measures are in place to monitor, identify and mitigate cyber risk. In addition to cybersecurity risks monitored in the Company’s overall risk management process, the Board receives updates on the Company’s ongoing cybersecurity risk management efforts at least twice per year, with more frequent updates as requested or needed. For more information related to our cybersecurity risk management, see the Company’s Annual Report on Form 10-K filed with the SEC on February 18, 2025. The TSS Committee focuses on environmental, community relations, and safety risks that may impact the Company. Additionally, the Compensation Committee has adopted a number of practices that are aligned with best governance practices and serve to ensure that the compensation program does not encourage excessive risk-taking. For more details, see the “Compensation Discussion and Analysis” section of this Proxy Statement. The Charter for the Board and each Board committee is reviewed annually and can be viewed, along with the Company’s Code of Conduct, on the Company’s website at www.ssrmining.com.

Director Service on Board Committees

The table below sets forth the current composition of the Board committees.

	Audit Committee	Compensation and Leadership Development Committee	Corporate Governance and Nominating Committee	Technical, Safety and Sustainability Committee
Rod Antal
Thomas R. Bates, Jr.	✓	Chair
Brian R. Booth	✓			✓
Simon A. Fish		✓	Chair
Alan P. Krusi			✓	Chair
Daniel Malchuk				✓
Laura Mullen	✓
Kay Priestly	Chair		✓
Karen Swager		✓		✓

Following the Annual Meeting, the Board may consider adjusting committee membership.

Director Attendance at Committee Meetings

Information relating to each director’s attendance at appropriate committee meetings is provided above in the “Election of Directors” section of this Proxy Statement.

Bankruptcies; Corporate Cease Trade Orders

To the knowledge of the Company and based upon information provided by the proposed director nominees, except as disclosed below, none of the Company’s proposed director nominees is, as at the date of this Proxy Statement, or has been, within the 10 years prior to the date of this Proxy Statement: (a) a director, chief executive officer or chief financial officer of any company (including the Company) that, while such person was acting in that capacity (or within a year of that person ceasing to act in that capacity but resulting from an event that occurred while that person was acting in such capacity), (i) was subject of a cease trade order, an order similar to a cease trade order, or an order that denied the company access to any exemption under securities legislation, in each case, for a period of more than 30 consecutive days, or (ii) became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (b) a director or executive of a company that, while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, transaction or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Mr. Bates was a director of Hercules Offshore. Inc. (a U.S. entity listed on the Nasdaq stock market) when it filed for bankruptcy in August 2015. Mr. Krusi was a director of Blue Earth (a U.S. entity listed on the Nasdaq stock market) when it filed for bankruptcy in March 2016. Ms. Priestly was a director of Stone Energy (a U.S. entity listed on the Nasdaq stock market) when it filed for bankruptcy in December 2016.

To the knowledge of the Company and based upon information provided by the proposed director nominees, except for the following, none of the Company’s proposed director nominees has (a) been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or (b) been subject to any penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for a proposed director nominee.

Procedures for Approval of Related Persons Transactions

Any potential transactions with related persons are reviewed and approved by the Audit Committee, the Compensation Committee for compensation matters, or disinterested members of the Board for transactional matters.

Anti-Hedging Policy

Directors, officers, employees, consultants and their respective, immediate family members are prohibited from selling, purchasing or trading of derivative securities of the Company, including put or call options or other derivative securities, which are designed to hedge or offset a decrease in the market value of equity securities granted as compensation or held directly or indirectly. See also “Compensation Discussion and Analysis—Board Oversight and Compensation Governance—Anti-Hedging.”

Ethics & Compliance Training

The Company issues mandatory training on the Company’s Code of Business Ethics & Compliance (“Code of Conduct”) for all directors and employees globally, as well as anti-corruption-specific training for all employees who are managers. These trainings, which are delivered in the employee’s native language, require an attestation by the employee that he or she has read, understood and will comply with the Code of Conduct and the anti-corruption standards. Training for all employees outside of Argentina was conducted online and was completed by 96% of the Company’s managers and 75% of the wider workforce. Employees in Argentina received training in person. The training includes information on how to access the Company’s global whistleblower hotline, which is available to all employees to enable them to raise issues and potential violations of the Code of Conduct or policies, anonymously, if they wish.

Each year, the Governance Committee reviews the Code of Conduct the process for administering the Code of Conduct and compliance with the Code of Conduct. Any changes to the Code of Conduct are considered by the Board for approval.

The Company has not filed any material change reports during the 2024 financial year that pertains to any conduct of a director or executive officer that constitutes a departure from the Code of Conduct. The Company’s Code of Conduct can be found together with other governance-related documents on the Company’s website at www.ssrmining.com.

DIRECTOR COMPENSATION

The Company establishes director compensation after considering the advice of independent consultants, with a view to establishing compensation that is competitive with similar North American based mining companies. Only non-executive directors are compensated for service on the Board. All non-executive directors receive quarterly cash and equity retainers for their service on the Board. The annual equity retainer is paid in the form of Deferred Share Units (“DSUs”). Directors may also elect to receive all or a portion of their annual cash retainer in DSUs. In addition, the Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. The following summarizes the current compensation arrangements for non-executive directors. Executive directors, including Mr. Antal in his role as Executive Chairman, do not receive compensation for serving on the Board.

Annual Cash Retainer:
Executive Chairman of the Board	$—
Non-Executive Board Members (other than the Chair)	$100,000
Lead Independent Director	$35,000
Chairs of Audit Committee, TSS Committee	$25,000
Chair of Compensation Committee	$20,000
Chairs of Other Committees	$15,000

Annual Equity Retainer:
Executive Chairman of the Board	$—
Non-Executive Board Members (other than the Chair)	$110,000
Lead Independent Director	$110,000

The Board adopted a DSU plan effective July 1, 2008, as amended from time to time, to more closely align the interests of our directors with the interests of the Shareholders. Under the DSU Plan, DSUs are paid in cash when a director retires from the Board, based on the market value of the Company’s Shares at such time. DSUs are not considered Shares of the Company and, as such, they do not confer the rights to their holders which Shareholders of the Company are normally entitled to; however, dividend equivalent payments will be awarded in respect of DSUs held by a participant on the same basis as dividends declared and paid on Shares as if the participant was a Shareholder of record of Shares on the relevant record date. Our directors may elect to receive all or a portion of their annual cash retainer in DSUs; however, they may not elect to receive any part of their annual equity retainer in cash.

Compensation paid to directors in 2024 is outlined in the below table.

	Fees Earned(1)	Share-Based Awards(2)		All Other Compensation	Total
Name	($)	($)		($)	($)
A.E. Michael Anglin(3)	113,846	110,000	(4)	—	223,846
Rod Antal(5)	—	—		—	—
Thomas R. Bates, Jr.	141,154	110,000	(6)	—	251,154
Brian R. Booth	100,000	110,000	(7)	—	210,000
Simon A. Fish	115,000	110,000	(8)	—	225,000
Leigh Ann Fisher(3)	100,000	110,000	(9)	—	210,000
Alan P. Krusi	125,000	110,000	(10)	—	235,000
Daniel Malchuk	100,000	110,000	(11)	—	210,000
Kay Priestly	125,000	110,000	(12)	—	235,000
Karen Swager	100,000	110,000	(13)	—	210,000
____________________

(1) Directors may elect to receive all, a portion, or none of their cash retainer in DSUs. For 2024, our Non-Executive Directors elected to receive the following portion of their cash retainer in DSUs: Mr. Anglin, $113,846; Mr. Fish, $115,000; Ms. Fisher, $50,000; and Ms. Swager, $100,000.
(2) The share-based awards column represents the aggregate grant date fair value of the DSUs that were granted in four equal quarterly installments during the fiscal year as computed in accordance with ASC 718. For each director, the number of DSUs granted was determined by dividing the grant date value of the award by the volume weighted average price ("VWAP") on the Nasdaq for the five trading days immediately preceding the date of grant.
(3) Mr. Anglin announced his retirement from the Board and will not stand for re-election, and Ms. Fisher resigned from the Board effective January 30, 2025.
(4) The aggregate number of DSUs held by Mr. Anglin on December 31, 2024 was 279,346.
(5) Mr. Antal did not receive compensation for his service as Executive Chairman. For Mr. Antal's compensation as an executive, see the "Summary Compensation Table" section of this Proxy Statement.
(6) The aggregate number of DSUs held by Mr. Bates on December 31, 2024 was 113,114.
(7) The aggregate number of DSUs held by Mr. Booth on December 31, 2024 was 80,944.
(8) The aggregate number of DSUs held by Mr. Fish on December 31, 2024 was 120,407.
(9) The aggregate number of DSUs held by Ms. Fisher on December 31, 2024 was 47,733.
(10) The aggregate number of DSUs held by Mr. Krusi on December 31, 2024 was 111,060.
(11) The aggregate number of DSUs held by Mr. Malchuk on December 31, 2024 was 19,838.
(12) The aggregate number of DSUs held by Ms. Priestly on December 31, 2024 was 52,477.
(13) The aggregate number of DSUs held by Ms. Swager on December 31, 2024 was 51,584.

Non-Executive Director Share Ownership Guidelines

The Board has established share ownership guidelines for its non-executive directors. We expect each non-executive director to accumulate at least three (3) times the value of their annual cash retainer in Shares and/or DSUs, valued based on the greater of the closing market price of the Shares on the TSX, or the value at the time of the grant or purchase. These guidelines are to be satisfied by the date that is five (5) years from the date the applicable director is appointed or elected as a director of the Company. Because Mr. Antal also fills an executive role, his share ownership is discussed in more detail in the “Compensation Discussion and Analysis—Executive Share Ownership Guidelines” section of this Proxy Statement.

Non-Executive Director Share Ownership as of December 31, 2024 is outlined in the below table. All directors are in compliance, or have time to be in compliance, with the Share ownership guidelines.

	Annual Cash Retainer	Minimum Value Required	Common Shares	DSUs	Total of Common Shares and DSUs	Market Value of Common Shares and DSUs(1)	Meets Share Ownership Guidelines
Name	($)	($)	(#)	(#)	(#)	($)
A.E. Michael Anglin(2)	113,846	341,538	52,306	279,346	331,652	2,308,298	Yes
Thomas R. Bates, Jr.	141,154	423,462	26,230	113,114	139,344	969,834	Yes
Brian R. Booth	100,000	300,000	18,724	80,944	99,668	693,689	Yes
Simon A. Fish	115,000	345,000	—	120,407	120,407	838,033	Yes
Leigh Ann Fisher(2)	100,000	300,000	—	47,733	47,733	332,222	Yes
Alan P. Krusi	125,000	375,000	25,091	111,060	136,151	947,611	Yes
Daniel Malchuk	100,000	300,000	—	19,838	19,838	138,072	Yes	(3)
Laura Mullen	100,000	300,000	—	—	—	—	Yes	(4)
Kay Priestly	125,000	375,000	—	52,477	52,477	365,240	Yes	(5)
Karen Swager	100,000	300,000	—	51,584	51,584	359,025	Yes
____________________
(1) Assumes a market value of $6.96 for each share, which is the close price on the NASDAQ as of December 31, 2024.
(2) Mr. Anglin announced his retirement from the Board and will not stand for re-election, and Ms. Fisher resigned from the Board effective January 30, 2025.
(3) Mr. Malchuk has until January 8, 2029, five (5) years from the date of his election, to meet the Share Ownership Guidelines.
(4) Ms. Mullen has until February 15, 2030, five (5) years from the date of her election, to meet the Share Ownership Guidelines.
(5) Ms. Priestly has until September 16, 2025, five (5) years from the date of her election, to meet the Share Ownership Guidelines.

PROPOSAL No. 2

Approval, on an Advisory (Non-Binding) Basis, of the Compensation of the Company’s Named Executive Officers Disclosed in the 2025 Proxy Statement

In accordance with Section 14A of the Exchange Act, we are requesting Shareholders’ vote to approve or not approve, on an advisory (non-binding) basis, our executive officer compensation. The Company is committed to continually enhancing our corporate governance practices and endorses a “pay for performance” approach for executive compensation in order to reinforce the linkages between compensation and the Company’s strategic objectives and risk management processes. We believe that a “pay for performance” philosophy achieves the goal of attracting and retaining talented executives by rewarding behaviors that reinforce the Company’s values while also delivering on its corporate objectives, thereby aligning executives’ interests with those of our Shareholders. Given the evolution of the Company, and the importance the Board places on executive compensation, the Board has approved a say on pay advisory vote with respect to executive officers. The purpose of the say on pay advisory vote is to give Shareholders the opportunity to vote at each annual Shareholders meeting on the Company’s approach to executive compensation, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Given that the vote is held on an advisory basis, it will not be binding upon the Board or create or imply any additional fiduciary duty for the Company or the Board. However, the Board will consider the outcome of the vote when reviewing and approving executive compensation policies and decisions. The form of resolution that Shareholders will be asked to vote on at the Annual Meeting is as follows:

RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors that the Shareholders accept the approach to executive compensation disclosed in the Company’s Proxy Statement delivered in advance of the 2025 Annual Meeting of Shareholders.

The Board recommends you vote FOR the compensation of the Company’s named executive officers disclosed in this Proxy Statement. Unless otherwise instructed, the persons designated on the proxy card intend to vote FOR the Company’s approach to executive compensation.

REPORT OF THE COMPENSATION & LEADERSHIP DEVELOPMENT COMMITTEE

On behalf of the Board, the Compensation Committee is responsible for the review and oversight of the Company’s executive compensation program, to ensure that it aligns with the Company’s strategic objectives and Shareholder value creation. The Compensation Committee reviews the remuneration and benefits of directors and executive management, establishes continuity plans for executives and other key employees, and makes recommendations to the Board as it deems appropriate.

Mr. Rod Antal is appointed Executive Chairman; however, he also serves as the principal executive officer of the Company. For purposes of this Compensation Discussion and Analysis, we refer to this role as the CEO.

Each of the members of the Compensation Committee has experience leading, and/or consulting with, various mining and extractive minerals companies and has a thorough understanding of the competitive environment of recruiting and retaining executive officers in these industries. All of the directors who currently comprise the Compensation Committee are independent according to the independence criteria of Nasdaq and as set forth in National Instrument 58-101 – Disclosure of Corporate Governance Practices for Canadian companies.

Shareholder Outreach

The Compensation Committee is committed to ensuring our executive compensation program is aligned with the performance of the Company and that we provide a forum for active dialogue with our Shareholders. The Company conducts a robust Shareholder outreach effort both before and after our annual Shareholder meeting. However, in response to our 2024 say-on-pay vote, we actively engaged in broader outreach and sought out deeper discussions with our Shareholders. Our outreach efforts includes outreach letters focused on explaining our compensation philosophy, as well as a number of in-person meetings with various Shareholders. The Chair of the Compensation Committee and the Executive Vice President, Human Resources, who is responsible for human resources across the business, attend each of these meetings. For details around what we learned through our meetings with Shareholders over the past year, please see the “Shareholder Engagement” section of this Proxy Statement.

Recommendations

The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Company’s Compensation Discussion and Analysis section be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The foregoing Report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

Submitted by the Compensation and Leadership Development Committee

Thomas R. Bates, Jr., Chair
Simon A. Fish
Karen Swager

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion of our executive compensation program for 2024 and is intended to be read in conjunction with the executive compensation tables that immediately follow, which provide further compensation information. All compensation information is presented as of December 31, 2024, unless stated otherwise.

Compensation Philosophy

The Company’s overarching goal in setting executive compensation is to provide competitive compensation with a view to attract, motivate and retain highly qualified executive officers capable of achieving both the Company’s strategic and short-term performance objectives while ultimately creating and preserving long-term Shareholder value. This is accomplished with the following:

•Market competitive positioning relative to peers balanced by compensation arrangements that are internally equitable, reflecting that the Company’s executives function as an integrated team;

•Controlling G&A expenses by streamlining senior executive positions, with each NEO (as defined below) managing a significant portfolio of responsibilities;

•Focus on “at-risk” compensation with a significant portion delivered to NEOs as variable incentive compensation, which is heavily weighted toward the Company’s financial and operational performance, as well as individual performance objectives; and

•Minimize excessive or inappropriate risk-taking behavior with a focus on long-term compensation and significant share ownership guidelines. The majority of incentive compensation for NEOs is delivered through long-term incentives with vesting schedules that encourage long-term commitment and strategic alignment, generally vesting over periods of three (3) years.

What We Do
✓	We pay for performance	✓	We have an anti-hedging policy and an insider trading policy
✓	We regularly review compensation	✓	We conduct an annual Say-on-Pay advisory vote
✓	We promote retention with equity awards that vest over three years	✓	We maintain a robust clawback policy for both equity and cash compensation
✓	We have a double-trigger severance and equity vesting upon a change of control	✓	We have director and executive officer share ownership guidelines
✓	We design our compensation plans to mitigate undue risk-taking	✓	We have a Compensation and Leadership Development Committee with all members being independent directors

What We Do Not Do
✗	We do not guarantee incentive compensation	✗	We do not grant options
✗	We do not modify performance metrics after equity awards are granted	✗	We do not provide tax gross ups to executives

Named Executive Officers

The following table lists our named executive officers (“NEOs”), their ages and a description of their business expertise, including positions held within SSR Mining and its predecessors. The NEOs are presented as of December 31, 2024.

On March 8, 2024, the Company announced a reorganization of key roles and responsibilities within its leadership team. As part of this reorganization, the Company appointed Mr. Michael J. Sparks, previously Executive Vice President, Chief Legal and Administrative Officer of the Company, as Executive Vice President, Chief Financial Officer, effective March 7, 2024. Mr. Sparks retained his responsibilities over legal and compliance. In addition, effective March 7, 2024, Mr. F. Edward Farid, previously Executive Vice President, Chief Corporate Development Officer, was appointed to Executive Vice President, Chief Strategy Officer. Also, effective March 7, 2024, Ms. Alison White, previously Executive Vice President, Chief Financial Officer, left the Company to pursue other opportunities. The terms of Ms. White’s departure are detailed in her Separation Agreement, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024 and available on the Company’s page on EDGAR (www.sec.gov/edgar.shtml).

There are no family relationships between any of our directors and NEOs, by blood, marriage or adoption.

Rod Antal	Executive Chairman
Age: 58
Rod Antal was appointed Executive Chairman of SSR Mining in June 2023. Previously, Mr. Antal serviced as President and Chief Executive Officer and a member of the Board of SSR Mining following the merger with Alacer Gold in September 2020. Prior to the merger, Mr. Antal held the position of President and Chief Executive Officer with Alacer Gold since August 2013 and prior to that, he served as Alacer’s Chief Financial Officer from May 2012 to August 2013. Mr. Antal has over 30 years of global mining experience in various mineral and metal businesses, including precious metals. This experience spans both corporate roles and at various mine operating sites. Mr. Antal began his mining career working for Placer Dome in Papua New Guinea and then nearly 15 years within the Rio Tinto Group where he held various senior management positions.

Michael Sparks	Executive Vice President – Chief Financial Officer
Age: 43
Michael Sparks was appointed Executive Vice President, Chief Financial Officer of SSR Mining in March 2024, after serving as the company’s Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary since September 2020. Mr. Sparks is responsible for the company's finance, enterprise risk and information technology functions. Previously, Mr. Sparks served as the Chief Legal Officer for Alacer Gold Corp. since 2012. He has extensive experience in public company reporting, compliance, business integration, entity formation and tax structuring. Before joining Alacer Gold, Mr. Sparks worked at King & Spalding LLP in Houston, Texas and subsequently at Davis Graham & Stubbs LLP in Denver, Colorado. Mr. Sparks has an M.B.A. from the University of North Carolina Kenan-Flagler Business School, a Juris Doctorate degree from Vanderbilt University Law School, and a business management degree from Utah State University.

Bill MacNevin	Executive Vice President – Operations and Sustainability
Age: 59
William (Bill) MacNevin was appointed Executive Vice President, Operations and Sustainability of SSR Mining in January 2023. Mr. MacNevin has over 35 years of international experience in the mining industry, having held senior operational and corporate roles across Placer Dome, Newmont and most recently Barrick Gold. He has worked in Papua New Guinea, Australia, Tanzania, Zambia, Peru, Dominican Republic, Argentina and the USA. Prior to joining SSR Mining, Mr. MacNevin held the position of Processing and Engineering Lead for Barrick Gold which came after he worked as the Executive General Manager of the Pueblo Viejo Joint Venture. His previous roles include CEO of Barrick Nevada and General Manager at Lumwana, among other senior positions. Mr. MacNevin attended James Cook University and received a Graduate Diploma in Mineral Processing Technology from Latrobe University.

F. Edward Farid	Executive Vice President – Chief Strategy Officer
Age: 40
F. Edward Farid was appointed Executive Vice President, Chief Strategy Officer of SSR Mining in March 2024, after serving as the company’s Executive Vice President, Chief Corporate Development Officer since September 2020. Mr. Farid is responsible for business strategy, mergers & acquisitions, portfolio management, joint ventures, commercial negotiations, capital markets, financings, and commercial metal sales functions across the portfolio. With nearly two decades of mining and investment banking experience, Mr. Farid is a seasoned executive with an established track record of strategic leadership and success in delivering value accretive initiatives across the organization. Prior to joining Alacer Gold in 2017 and playing a pivotal role in the at-market merger with SSR Mining, he served as a senior investment banker at a large bulge bracket bank where he originated, advised and executed landmark financing and M&A transactions in the precious and base metals sectors. Mr. Farid holds a Bachelor of Commerce degree in Finance from McGill University in Canada.

John Ebbett	Executive Vice President – Growth and Innovation
Age: 43
John Ebbett was appointed Executive Vice President, Growth and Innovation of SSR Mining in July 2022. Previous to this role, Mr. Ebbett served as the Vice President, Project Development for SSR Mining since September 2020. John has more than 20 years of experience in the mining industry and has managed a diverse range of projects from feasibility through to execution. Mr. Ebbett’s experience includes infrastructure and process plant upgrades and challenging projects such as underground development, pressure oxidation processing, and large tailings facilities. He has worked in Turkey, Canada, Indonesia, Papua New Guinea, Australia, Peru, Chile and the USA. Mr. Ebbett’s recent roles include Vice President Global Project Delivery at Ausenco and Project Director at Alacer Gold. Before joining Alacer Gold, he held various project development roles with Newcrest Mining, Ausenco and John Holland. Mr. Ebbett holds a Bachelor of Mechanical Engineering from the University of Canterbury in New Zealand.

Alison White	Executive Vice President – Chief Financial Officer
Alison White was appointed Executive Vice President, Chief Financial Officer of SSR Mining in March 2021 and her employment with the Company ended in March 2024. She oversaw accounting, finance, treasury, information technology and enterprise risk management.

Board Oversight and Compensation Governance

On behalf of the Board, the Compensation Committee is responsible for the review and oversight of the Company’s executive compensation program, to ensure that it aligns with the Company’s strategic objectives and Shareholder value creation. The Compensation Committee’s purpose, with respect to compensation matters, is to review the remuneration and benefits of directors and executive management, to establish a plan of continuity for executives and other key employees, and to make recommendations to the Board as it deems appropriate.

The Board has overall responsibility for the oversight of the Company’s risk management plans, policies and practices. The Compensation Committee is responsible for overseeing compensation policies and practices to ensure incentives do not encourage executives to take risks that would be reasonably likely to have a material adverse effect on the Company. The Compensation Committee has adopted a number of practices that are aligned with best governance practices and serve to ensure that the compensation program does not encourage excessive risk-taking. The Company has adopted the following governance programs to assist in the management of its compensation program:

▶ Say on Pay and Shareholder Engagement: The Company has voluntarily adopted an annual say on pay vote to strengthen shareholder engagement and conducts an extensive shareholder outreach program. For information on what we learned through our meetings with Shareholders over the past year, please see the “Shareholder Engagement” section of this Proxy Statement.

▶ External Independent Advice: The Compensation Committee engages an independent compensation consultant to provide an external perspective on market and best practices, governance and regulation, and compensation pay levels and practices.

▶ Peer Group Benchmarking: The Company benchmarks compensation against a comparator group of similarly sized and situated mining companies, as described in more detail in the “Compensation Decision-Making Process” section of this Proxy Statement.

▶ Anti-Hedging: NEOs are prohibited from selling, purchasing or trading of derivative securities of the Company, including put or call options or other derivative securities, which are designed to hedge or offset a decrease in the market value of equity securities granted as compensation or held, directly or indirectly, by the NEO.

▶ Executive Incentive Compensation Recoupment Policy (“Clawback Policy”): The Company has a Clawback Policy that aligns with the final clawback rules adopted by the SEC in October 2022. Under the Clawback Policy, except in very limited circumstances defined by the SEC rules, the Company requires the reimbursement of any performance-based incentive compensation paid to a current or former executive officer in the event of a financial statement restatement that either corrects an error that is material to previously issued financial statements, or corrects an error that would result in a material misstatement if the error were corrected, or left uncorrected, in the current period. Under the Clawback Policy, the Company will recoup incentive compensation received during the three (3) fiscal years preceding the restatement which is in excess of the compensation that would have been paid to the executive under the restatement. The Clawback Policy also provides for an additional discretionary clawback if an executive officer commits certain bad acts set forth in the policy, even if such bad acts do not result in a restatement. A copy of the Company’s Clawback Policy is attached as an exhibit to the Company’s Annual Report on Form 10-K.

▶ Robust Insider Trading Policy: The policy restricts executives, the Board and certain other officers and employees from trading, directly or indirectly, in the Company’s securities or in derivatives related to the Company’s securities during times when “material information” concerning the Company exists that has not been disseminated. The Company’s Insider Trading Policy is available on the Company’s website and is also attached as an exhibit to the Company’s Annual Report on Form 10-K.

▶ Conflicts of Interest: Directors and executives are required to disclose any potential conflict of interest in any issue brought before the Board and must refrain from participating in any discussion and voting on the matter. Any potential conflict of interest is resolved by directors or executives, as applicable, independent of such conflict. Mandatory training in governance including conflicts of interest is required for all directors and officers annually.

Compensation-Related Risk

A significant portion of NEO compensation is delivered in variable incentive compensation that is tied to the Company’s financial and operational performance and personal performance objectives. The Company’s incentive programs are designed to motivate high performance and deliver value to executives that is aligned with Shareholders while also effectively recognizing, and mitigating, risk. Examples of these designs include:

▶ Capped Incentive Opportunities; No Guaranteed Minimums. Annual short-term incentive compensation is capped at two times target. Long-term incentive awards track the share price, cap the performance multiplier at two times target and include the possibility of zero payout.

▶ Relative Performance Measurement. A significant portion of our NEOs’ long-term incentive opportunity is based on the Company’s total shareholder return (“TSR”) performance relative to its industry peers, ensuring that executive compensation aligns to long-term share performance.

▶ Vesting Periods. Long-term incentive awards vest over a three-year period.

▶ Stress-testing Outcomes. Actual and potential performance scenarios are analyzed to ensure that the value of the incentive awards granted to NEOs is appropriately linked to performance and value created for Shareholders.

The Compensation Committee also conducted a thorough risk assessment with its outside advisers to determine if our executive compensation programs and practices are reasonably likely to have a material adverse effect on the Company. No material risks were identified.

Compensation Decision-Making Process

The Compensation Committee receives advice from its independent compensation consultant and reviews competitive compensation data on a regular basis to help inform pay decisions and program changes for the following fiscal year, but ultimately relies on its own independent judgment in determining compensation arrangements for NEOs. The Compensation Committee approves compensation adjustments by taking into consideration competitive market data, corporate and individual performance, succession plans and other factors, as appropriate.

NEO compensation, other than that of the CEO, is recommended by the CEO and reviewed and approved by the Compensation Committee. The compensation of the CEO is recommended by the Compensation Committee and approved by the Board, in each case without the CEO present during discussions and voting. The Compensation Committee also reviews and recommends performance targets related to the annual and long-term incentive programs for approval by the Board each year.

Peer Group

We believe that NEO compensation should align with the Company’s size and operational characteristics. Each year the Compensation Committee benchmarks the compensation of its NEOs against a peer group comprised of mining companies that are generally of similar size (revenue and market capitalization), operate with a similar geographic span and are at the same stage of development as the Company. As part of our normal practice and in consultation with our independent compensation consultant, the Compensation Committee regularly reviews compensation levels and compensation programs for our NEOs against compensation levels of the comparator companies. Our peer group for 2024 consisted of the following companies:

Peer Group
Alamos Gold Inc.	Eldorado Gold Corporation	IAMGOLD Corporation
B2Gold Corp.	Endeavour Mining Corporation	Lundin Gold Inc.
Centerra Gold Inc.	Equinox Gold Corp.	OceanaGold Corporation
Coeur Mining Inc.	Hecla Mining Corporation	Pan American Silver Corp.
Dundee Precious Metals Inc.	Hudbay Minerals Inc.

Our peer group was adjusted in 2024 to remove Agnico Eagle Mines Limited and Kinross Gold Corporation, both of which the Compensation Committee determined no longer aligned with the Company’s size and operational characteristics, and Newcrest Mining Limited, which was acquired by Newmont Corporation. In their places, the Company has added Dundee Precious Metals Inc., Hudbay Minerals Inc., and Lundin Gold Inc. to its peer group. The Company reviews the peer companies list annually, recommending any changes for consideration and approval by the Compensation Committee. The competitive market data is one input the Compensation Committee considers in making pay decisions for NEOs, in addition to a number of incumbent-specific considerations.

Compensation Consultants

Pay Governance LLC (“Pay Governance”) has been retained by the Compensation Committee to be the Company’s independent compensation advisor and reports to the Chair of the Compensation Committee. Pay Governance provides independent advice on compensation matters and input on the Company’s compensation philosophy and programs. Pay Governance also completes the competitive compensation benchmarking for the Company’s executives and directors and assists with governance and disclosure matters. The Board has determined that Pay Governance does not have any conflicts of interest with the Company or the Board. The Company transitioned to Pay Governance in October 2024, and paid $64,415.00 in fees for the services provided since October 2024, all of which represented executive compensation-related fees. At the beginning of the year, the Company’s compensation advisor was Compensation Advisory Partners LLC, and paid $61,326.25 for services provided prior to the transition.

Say on Pay

The Board believes in continually enhancing our corporate governance practices and values the Shareholder perspective. Accordingly, we provide Shareholders the opportunity to vote on the Company’s approach to executive compensation through an annual “Say on Pay” advisory vote. At the Company’s 2024 annual meeting, 55.81% of shares voted were in favor of the Company’s non-binding resolution on executive compensation, which was a significant departure from our average approval rate of 95.26% over the previous six years. As the 2024 say-on-pay result was less than 70% of votes cast, the Company participated in an extensive additional shareholder campaign to engage with our major institutional shareholders, including an additional outreach beyond the two programs that we normally conduct.

Shareholder Engagement

Shareholder outreach is routinely conducted twice annually in an effort to maintain an open and ongoing dialogue with our Shareholders and understand their expectations. Following the publishing of our proxy statement and prior to the annual meeting, we regularly engage directly with Shareholders to discuss our business, corporate governance matters, compensation methodology and/or other subjects. Shareholder outreach is generally conducted by the Lead Independent Director and/or chair of our Compensation Committee. Other members of management and our independent directors participate in these meetings as appropriate to the subject matter of the discussion. The feedback gathered in these meetings is brought back to the Board for consideration. We also schedule a shareholder outreach in the fall.

We also offer a variety of other forums and opportunities to interact and communicate with our Shareholders, including our quarterly earnings calls, investor meetings, industry conferences, press releases, regulatory filings, the Proxy Statement, the Annual Meeting, and a direct investor relations phone line.

Since the filing of our 2024 Proxy Statement, we have conducted three shareholder engagement initiatives. The first was an invitation sent to Shareholders who held more than 500,000 Shares in the spring of 2024, prior to our 2024 annual meeting. The chair of our Compensation Committee participated in these meetings. In the fall of 2024, in response to the results of the 2024 say-on-pay vote, we initiated another engagement initiative, where we invited our top 25 institutional Shareholders, as well as certain proxy advisors, to engage with our Lead Independent Director and chair of the Compensation Committee and our Executive Vice President, Human Resources. We completed a third initiative in early 2025, in which we again invited our top 25 institutional Shareholders to meet with our Lead Independent Director and chair of the Compensation Committee, our Executive Vice President, Human Resources, and other members of management, to ask questions and provide any feedback.

The table below summarizes our Shareholder engagement efforts and the approximate amount of Shareholders contacted.

Shareholder Engagement Campaigns
All percentages are based on the Company's Issued and Outstanding Common Shares at the time of engagement.
	Invited to Engage	Engaged With	Declined Invitation
Spring 2024	58.47%	6.09%	52.38%
Fall 2024	53.70%	11.02%	42.68%
Spring 2025	51.11%	2.64%	48.47%

Key Themes

In general, our Shareholders were pleased with the overall design and quantum of our executive compensation program and expressed minimal concern around its structure. Shareholders did request additional information around the performance metrics for our long-term compensation plan and certain elements of Board governance. A summary of this feedback and the Company’s response and changes made as a result follows:

What We Heard		What We Did
Topic	Feedback	Changes for 2025
Pay Alignment with Performance
Shareholders expressed that they do not have concerns about misalignment between CEO pay and company performance, but that additional disclosure around the CEO’s compensation may prove valuable for other investors and stakeholders.

A vast majority of Mr. Antal’s awards that vested between 2020 and 2023 were awards granted by Alacer Gold Corp. prior to its merger with SSR Mining. The Alacer equity plans had a single trigger change in control vesting provision that would have allowed these awards to vest immediately upon close of the merger; however, Mr. Antal voluntarily waived the single trigger automatic vesting and the awards continued to vest per the original vesting schedules. As a result, Mr. Antal’s compensation has not been reflective of solely SSR Mining’s performance or compensation plans.

For more discussion, please see the sections titled “Long-Term Compensation Reflects Company Performance” within the Compensation Discussion and Analysis.

Still, the decline in Share price has significantly affected the value of Mr. Antal’s equity holdings, reflecting the Shareholder experience and further aligning management’s decisions to long-term shareholder interest. As shown in the below chart, as the share price declined over a one-year period from March 28, 2023 to April 1, 2024, so did the value of Mr. Antal’s equity holdings, which decreased by $8,265,206 during this period.

CEO Value of Total Holdings ($)
18,000,000
16,000,000
14,000,000
12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
0
16.00
14.00
12.00
10.00
8.00
6.00
4.00
2.00
0.00
March 28, 2023
April 1, 2024
Rodney P. Antal
Share Price

At this time, all of Mr. Antal’s currently outstanding equity awards are controlled by SSR Mining compensation plans that do include double trigger change in control vesting provisions.

Performance Metrics	Shareholders found our executive compensation program reasonable overall and suggested providing additional disclosure around the metrics and methodology used in determining our long-term compensation plan.
The Compensation Committee has provided additional disclosure so that Shareholders may better understand the application of the metrics utilized in our compensation plan. For example, beginning with the 2021 PSUs, which vested in 2024, the Compensation Committee changed the long-term incentive performance metrics to include return on investment instead of AISC to eliminate additional overlap in performance metrics with the short-term incentive scorecard and ensure the Company is delivering value. While we have not disclosed the return on investment target in the past, we will do so going forward.

The Compensation Committee continues to believe that the selected metrics are the most appropriate in our industry to tie pay to performance. For more information around our long-term incentive plan and performance metrics, see “Long-Term Incentive Compensation” below.

Performance Metrics	Shareholders also raised questions around the weighting of our ESG compensation metric and whether they can expect to see a climate change metric in the future.
In an effort to reinforce the Company’s focus on ESG, the Board increased the weighting of ESG-focused metrics to 30% for the 2025 STI scorecard, from 20% in the 2024 STI scorecard.

With respect to a climate change metric, our Board prioritizes metrics that can be directly delivered by the business, such as the metric on water usage, a major consideration in mining and particularly in the regions in which we operate. The Board is concerned that climate change is reflective of numerous external factors outside of the control of the company. We publish many climate related metrics in our annual sustainability data.

Evaluating Risk and Strategy	Shareholders asked questions about the Board’s role in evaluating and addressing risk and strategy for the Company.
SSR Mining has a robust risk register and system for evaluating risks at all levels of the business. It is management’s job to identify risk, but the Board is increasingly engaged in oversight of this stream to ensure the Board’s broad perspectives are incorporated into the risk management process.

The Board has taken into consideration the incident at Çöpler, which resulted in an expanded technical committee that meets more frequently to address risk, not just operationally, but also in reporting and other matters across the business. Moreover, while the TSS Committee only has four appointed members, all of whom are independent, all Board members endeavor to attend these meetings as they collectively recognize the importance of the matters being discussed.

Board Composition	Shareholders asked our Lead Independent Director to speak to board diversity, our refreshment approach, and ensuring that right mix of skills and experiences are reflected on the Board.
Board refreshment is handled primarily within the Governance Committee, which considers both diversity and the specific skills of the current and future Board members. One tool utilized by the Board in the refreshment process is a skills matrix to identify areas of strength and opportunity for future Board appointments.

For example, in light of Mr. Anglin’s upcoming retirement, the Board specifically sought out candidates with the hard rock mining experience he previously brought to the Board, leading to the addition of Mr. Malchuk. Ms. Swager’s appointment also bolstered the Board’s skills with her active experience in mining.

Communications with the Board

The Board welcomes engagement with our Shareholders. Our Shareholders or other non-affiliated persons may communicate with our Board or individual directors by mail addressed to the Board or an individual director c/o SSR Mining Inc., 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237, Attn: Corporate Secretary. Communications from our Shareholders will be forwarded to the Board or the appropriate director on a timely basis. While all Board members are not required to attend the Annual Meeting, at least one Board member will be in attendance at the Annual Meeting to discuss any concerns and answer any questions from Shareholders. All directors attended our 2024 annual meeting of Shareholders.

Elements of Compensation

The Company’s executive compensation plan is designed to emphasize share ownership and at-risk compensation. For 2024, compensation for NEOs consisted of:

•a competitive base salary,
•an annual incentive opportunity,
•long-term incentives in the form of PSUs and RSUs,
•standard retirement and insurance benefits paid to all employees in their domiciles, and
•de minimis perquisites.

The design of the annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure performance is focused on long-term value creation and does not encourage the taking of short-term risks at the expense of long-term results.

The charts on the right set forth the relative weighting of the target compensation package for our President and CEO and the average of our other NEOs.

CEO Compensation
19%
22%
58%
80%
Base Salary
Target STI
Target LTI
At Risk

Percentages do not total 100% due to rounding adjustments.

Other NEOs
29%
22%
49%
71%
Base Salary
Target STI
Target LTI
At-Risk

Base Salary

Base salary is an element of fixed compensation that is competitive in the marketplace and intended to attract and retain individuals who can contribute to our growth as an operating mining company. Individual base salary recommendations for each NEO are primarily based on the experience of the executive officer, past performance, anticipated future contribution, internal value of the executive officer’s position and comparisons to the base salaries offered by comparable North American based mining companies, as well as other relevant considerations. These salaries were as of December 31, 2024:

NEO	2024	2023	Percentage Change
Rod Antal	1,075,000	1,075,000	0%
Michael Sparks	600,000	550,000	9%
Bill MacNevin	600,000	550,000	9%
F. Edward Farid	580,000	540,000	7%
John Ebbett	490,000	450,000	9%

Mr. Antal has not received any additional compensation for his service on the Board and he has not, and will not, receive any additional compensation for his continued service as the Executive Chairman. Mr. Antal will be paid solely in his capacity as CEO.

Short-Term Incentive Compensation

Short-term incentive compensation (“STI”) awards are based on the Company’s financial and operational results, as well as individual performance. Each NEO’s target awards are expressed as a percentage of base salary, while performance results are weighted between company goal achievement and personal goal achievement. The CEO’s performance results are weighted 100% on company performance. The performance results for the other NEOs are weighted 80% on company performance and 20% on personal performance.

Actual payouts under the STI plan could range from zero to two times an executive’s target incentive opportunity, based on the achievement of performance goals. For 2024, the following table illustrates the minimum, target, and maximum payout opportunity for each NEO:

	% of Salary
NEO	Minimum	Target	Maximum
Rod Antal	0%	115%	230%
Michael Sparks	0%	75%	150%
Bill MacNevin	0%	75%	150%
F. Edward Farid	0%	75%	150%
John Ebbett	0%	75%	150%

No changes were made to the NEOs’ STI minimum, target, and maximum payout opportunities in 2024 as compared to those in 2023.

Long-Term Incentive Compensation

The Company’s long-term incentive program is designed to align executive compensation with the Company’s long-term performance and consists of annual grants of PSUs and RSUs. Each NEO is eligible for a target annual long-term incentive plan (“LTIP”) award expressed as a percentage of base salary. The following table illustrates the 2024 LTIP opportunities for each NEO:

	Target Award (% of salary)
NEO	PSUs	RSUs	Total
Rod Antal	150%	150%	300%
Michael Sparks	87.5%	87.5%	175%
Bill MacNevin	87.5%	87.5%	175%
F. Edward Farid	87.5%	87.5%	175%
John Ebbett	75%	75%	150%

Changes were made to the NEOs’ LTIP opportunity percentages in 2024 as compared to those in 2023. As a result of the reorganization of key roles and responsibilities within the Company’s leadership team in March 2024, the LTIP opportunity percentages for Mr. Sparks, Mr. MacNevin and Mr. Farid were increased to reflect their additional responsibilities. Generally for NEOs, the LTIP opportunity percentages have been allocated 60% to PSUs and 40% to RSUs; however, as a result of the significant challenges facing the Company in 2024 and to reflect the additional responsibilities of the NEOs, the Compensation Committee determined that an allocation of 50% PSUs and 50% RSUs for the 2024 LTIP grants would better align the incentive compensation for the NEOs to the overall business.

PSUs represent notional units that track the market value of the Company’s Shares during the vesting period, providing strong alignment with Shareholder interests. PSU performance metrics expand beyond TSR relative to the Company’s compensation peer group to also include gold production and a return on capital invested metric thereby strengthening the link between compensation and sustainable long-term performance. PSU awards cliff vest after three years and are subject to three-year performance objectives. The Board has determined that vested PSU awards will be redeemed in cash.

RSUs also represent notional units that track the market value of the Company’s Shares. RSU awards are intended to provide a highly retentive element of compensation and are time-based, vesting one-third each year over a three-year period. The Board has determined that vested RSUs will be redeemed in Shares.

From time to time, the Compensation Committee may approve special incentive programs for the Company’s executives in the form of project-related grants of RSUs, PSUs or a cash incentive. These incentive programs are reserved for significant projects and performance results are tied to specific project milestones, such as project capital, timeline delivery, etc. Prior to approving a project-based incentive program, the Compensation Committee considers the program’s alignment with Shareholder interests and the Company’s goals and performance. Currently, none of our NEO’s have any outstanding or unvested one-time equity grants.

Retention Bonuses

In response to the challenges faced by the Company after the Çöpler Incident in 2024, the Compensation Committee recognized that retaining experienced leadership was critical to ensuring a successful path forward. To reinforce stability, drive recovery, and align incentives with long-term value creation, the Compensation Committee approved a one-time cash retention incentive for each of our NEOs on March 6, 2024. Each retention bonus will vest on June 6, 2025, assuming that such NEO continues to be employed through the payment date or is terminated without Cause (as defined in each NEO’s employment agreement) prior to the payment date. To the extent earned, the retention bonuses will be reported in the summary compensation table for 2025.

NEO	Retention Bonus Amount
Rod Antal	1,612,500
Michael Sparks	900,000
Bill MacNevin	900,000
F. Edward Farid	870,000
John Ebbett	735,000

Benefits and Perquisites

NEOs are eligible for benefits provided to all salaried employees, including health care coverage and life/disability insurance protection. Generally, it is not the practice of the Company to provide NEOs with perquisites including housing and/or car allowances. However, on a case-by-case basis, the Company may provide such benefits if required to attract key executives.

2024 Compensation Results

STI Compensation Results

The Board approves STI performance objectives each year based upon the recommendation of the Compensation Committee. When setting the objectives, the Board strives to make them challenging but achievable. The design of the STI performance framework relies on a balanced scorecard addressing key categories of safety, environmental and sustainability, production and costs, and strategic initiatives. The threshold, target, and stretch goals for the production and cost objectives are set to align with the Company’s published guidance. The strategic initiatives for the Company are set by the Board annually, prior to the start of the applicable calendar year, and may include, among others, growth in production, reduction in costs, reserve and resource growth, new asset discovery and rationalizing the asset portfolio. The Compensation Committee receives reports at each regularly scheduled meeting on the progress towards achievement of the corporate objectives and consults with other Board committees on performance related to various STI objectives as appropriate. The achievement of STI performance objectives are evaluated in respect of each applicable calendar year, with final results measured as of December 31 of the applicable calendar year.

While the Çöpler Incident resulted in zero for the 2024 TRIFR metric, Marigold, Seabee and Puna embraced the challenge of enhancing our critical control verifications, with all three sites hitting the stretch targets for this metric. We set ambitious targets to improve water efficiency at each site in 2024, with Marigold and Seabee achieving threshold and Puna achieving stretch on these targets. Stakeholder engagement, including defining our commitments and implementing a working grievance program, was another focus in 2024, with all three sites hitting their stretch targets.

As a result of the Çöpler Incident, guidance for Çöpler was suspended and all production at the site ceased on February 13, 2024. Despite Seabee’s two-month shut down as a result of forest fires, production at Marigold, Seabee and Puna landed within our guidance range for the year. However, the decrease in ounces produced, coupled with continued inflationary pressures and increased royalty rates due to gold and silver price increases, had a direct impact on our AISC. While our continued emphasis on cost controls and efficiency initiatives helped mitigate the impact, AISC came in above our 2024 cost guidance across the business.

2024 presented unprecedented challenges to the business and our leadership team. The impacts of the Çöpler Incident were fluid, requiring a quickly mobilized crisis management team to re-establish control of the site, define clear objectives for recovery and remediation efforts, and undertake an investigation into the root cause of the incident in consultation with outside counsel. Throughout these challenges, management did not lose focus on the ongoing operations nor on advancing several strategic and business improvement initiatives. New technical report summaries were prepared and filed for all four sites in early 2024 and closure and mine-life extension planning was undertaken at Puna. The Company’s insurance portfolio was renewed without significant premium increases beyond the forecasted budget, despite challenges presented by the material insurance claims resulting from the Çöpler Incident. Finally, the Board gave significant consideration to the strategic importance of the transformative acquisition of the Cripple Creek & Victor mine, which was negotiated and announced at the end of 2024, adding a producing asset and positioning the Company as the third largest gold producer in the United States.

As a result of the above considerations, the Company STI metrics scorecard resulted in a 63.75% payout.

The results for the 2024 Company STI metrics are illustrated in the following table:

2024 STI Goal	Metric Weight	Threshold(1) Goal (50%)	Target Goal (100%)	Stretch Goal (200%)		2024 Performance	2024 Payout %
Safety
TRIFR(2)	5%	TRIFR - 2023 Actual 2.10	TRIFR - 2023 5% reduction 2.00	TRIFR - 2023 10% reduction 1.90		Fatality	0.00%
Leadership in the Field (LIF)(3)	5%	CCV - 2023 Actual 7,900	CCV - 2023 10% Improvement 8,900	CCV - 2023 20% Improvement 10,000		11,394	10.00%
Environmental & Sustainability		Threshold(1) Goal (50%)	Target Goal (100%)	Upper Target (150%)
Water Efficiency	5%	2023 Actual 89%	2% Improvement & 2 Marigold Projects	3% Improvement & 3 Marigold Projects		90%	3.75%
Sustainability	5%	Updated Stakeholder Map Annual Engagement Schedule Defined Define Community Engagement Tracking	Engagement Tracked & Reported Quarterly Community Commitments Defined Grievance Process Defined & Implemented Community Development Terms of Reference	Engagement Schedule >85% Community Commitments for 2024 Implemented Grievance Close-out within 45 days >90% Community Development Committee established & active		Stretch	10.00%
Production & Costs		Threshold(1) Goal (50%)	Target Goal (100%)	Upper Target (150%)	Stretch Goal (200%)
Gold-Equivalent Ounces Produced (100% basis)	30%	540,000 (Lower Guidance)	570,000 (Mid-point Guidance)	600,000 (Upper Guidance)	630,000 (Upper Guidance plus 30,000 ounces)	399,267	0.00%
AISC per ounce (IFRS basis)(4)	30%	$1,625/ounce (Upper Guidance)	$1,600/ounce (Mid-point Guidance)	$1,575/ounce (Lower Guidance)	$1,545/ounce (Lower Guidance minus $30/ounce)	$1,873/ounce	0.00%
Strategic		Threshold(1) Goal (50%)	Target Goal (100%)	Upper Target (200%)
As defined by the Board(5)	20%	Board determination at year end	Board determination at year end	Board determination at year end		200%	40.00%
Total	100%						63.75%
____________________
(1) If actual Company performance falls between the Threshold Goal and Target Goal or between the Target Goal and the Stretch Goal performance categories, the actual performance will be calculated based upon a straight line interpolation.
(2) If fatality occurs at any company location, the TRIFR metric defaults to 0.
(3) Number of interactions based on organizational structures and defined metrics.
(4) AISC is a non-GAAP measure. For an explanation of the calculation, please refer to “Appendix A” attached to this Proxy Statement.
(5) Annually, the Board determines a set of key strategic initiatives for the Company. These initiatives may include metrics around resource replacement, system efficiencies, talent development, or other transformational initiatives. These strategic initiatives are reviewed and evaluated as part of the year-end process and are discussed briefly above.

The individual performance component for each NEO consisted of financial and operational measures specific to each NEO’s area of responsibility. These may include, but are not limited to, production, project management, cost reduction, health and safety, organizational development, and other strategic objectives. The CEO reviewed individual performance for the other NEOs and recommended to the Compensation Committee an individual performance factor ranging from 0% - 200% of target.

	Corporate				Individual			Score
NEO	Weight		Score		Weight		Score	(% of Target)
Rod Antal	100%	X	63.75%	+	N/A	X	N/A	63.75%
Michael J. Sparks	80%		63.75%		20%		200%	91.00%
Bill MacNevin	80%		63.75%		20%		200%	91.00%
F. Edward Farid	80%		63.75%		20%		200%	91.00%
John Ebbett	80%		63.75%		20%		200%	91.00%

LTI Compensation Results

The 2022 PSU performance metrics consist of three equally weighted metrics: gold-equivalent ounces produced, return on investment (“ROI”) and relative total shareholder return. Each metric is measured over the applicable three-year performance period. The production and cost metrics measure performance against the weighted average of the three (3) one-year budgets. The ROI metric measures the Company’s investment return over the performance period against a target percentage set by the Board at the time of grant. The relative TSR measures the Share price performance over the performance period relative to our peer group. The Board has set limits around TSR performance and possible payout of PSUs, specifically, if absolute TSR over the performance period is negative, performance related to relative TSR is capped at 100%. Also, if relative TSR over the performance period is in the bottom 25% of peer group TSR, then the payout equals 0%. Total payout of PSUs is capped at 200%.

The table below outlines the results of the performance metrics for the 2022 PSU Awards over the performance period ended on March 7, 2025 (the “2022 PSUs”). The target return for the return-on-investment performance metric for the 2022 PSUs was set at five percent (5%). The 2022 PSUs vested on March 7, 2025.

LTI Performance Metric	Target	Performance	Weighting	Result	Weighted Result
Production (1/3)
2022	740,536	623,819	35.428%	0.000%	0.000%
2023	760,957	706,894	36.405%	28.954%	10.541%
2024	588,750	399,267	28.167%	0.000%	0.000%
Total	2,090,243	1,729,980	100%		10.541%
	Production Score Achieved				3.51
ROI (1/3)
2022	5.00%	1.63%	33.333%	0.000%	0.000%
2023	5.00%	8.54%	33.333%	200.000%	66.667%
2024	5.00%	(6.79)%	33.333%	0.000%	0.000%
Total			99.999%		66.667%
	ROI Score Achieved				22.22
TSR (1/3)	<25 Percentile	50 Percentile	>75 Percentile	Percentile Achieved	Score Achieved
	0%	100%	200%	0.00%	0.000%
	TSR Score Achieved				0.000
PSU Score Achieved					25.74%

The performance metrics outlined above equate to a 25.74% performance score for the 2022 PSUs. For the NEOs who were granted PSUs in 2022, the following table sets out the actual payouts to be made after such PSUs vest.

	2022 PSU Grants	Vest Date 30-Day VWAP		Vest Date Value	Performance Score	Payout Value
Name	(#)	($)		($)	(%)	($)
Rod Antal	103,167	9.57	(1)	986,809	25.74	254,005
Michael J. Sparks	25,789	9.57	(1)	246,676	25.74	63,494
F. Edward Farid	26,562	9.57	(1)	254,070	25.74	65,398
John Ebbett	7,182	9.57	(1)	68,697	25.74	17,683
Alison White(2)	19,556	5.38	(3)	105,230	100.00	105,230
____________________
(1) Market value on the vest date was $9.57 for each share, which is the 30-day volume weighted average price ("VWAP") on the TSX converted to USD.
(2) Ms. White's employment with the Company ended effective March 7, 2024, and in accordance with her Separation Agreement, she received a payout value equal to a prorated number of shares and a performance score at target.
(3) Market value on the vest date was $5.38 for each share, which is the 30-day VWAP on the TSX converted to USD.

Long-Term Compensation Reflects Company Performance

Through our Shareholder engagement efforts, we learned that certain of our Shareholders would like to see more detailed disclosure of our long-term incentive awards, particularly in regard to performance metrics and alignment with Company performance.

The long-term and short-term compensation scorecard metrics both include a production metric tied to gold-equivalent ounces produced, which the Compensation Committee believes is well aligned with shareholder value. The gold-equivalent ounces produced metric for the STI scorecard measures only the performance year in consideration; whereas, the gold-equivalent ounces produced metric for LTI evaluates the aggregate production over the three-year performance period, supporting a long-term focus.

When granting the 2021 PSUs, which vested in 2024, the Compensation Committee changed the LTI performance metrics to include ROI instead of AISC, which is the other production metric used in the STI scorecard. This change eliminated certain overlap in performance metrics and the introduction of the ROI metric for evaluating executive compensation ensures the Company is delivering value. Each year, when the Compensation Committee sets the performance metrics for the annual LTI awards, it determines a target return for the ROI metric. The realized return at the end of the performance period is then compared to the target return to calculate the achieved score for this metric.

We also learned through our engagement discussions with Shareholders that additional information regarding our CEO’s existing equity grants would be useful to demonstrate how his realized pay aligns with Company performance. All of Mr. Antal’s awards that vested in 2020 and 2021, as well as the vast majority of the awards that vested in 2022 and 2023, were awards granted by Alacer Gold Corp. prior to its merger with SSR Mining. At the time of the merger, the Alacer Gold Corp. equity plans had a single trigger change in control vesting provision that would have allowed these awards to vest immediately upon close of the merger. However, Mr. Antal and the other executives who joined SSR during the merger voluntarily waived the single trigger automatic vesting and the awards continued to vest over three years per the original vesting schedules. As a result, Mr. Antal’s higher compensation, or realized pay, is not reflective of share price performance on an annual basis.

The below table shows three different analysis of Mr. Antal’s compensation, specifically, total compensation using share-based awards granted (summary compensation table), total compensation using share-based awards vested (realized compensation), and total compensation if the awards granted by Alacer Gold Corp. had vested at the time of merger:

CEO Realized Compensation
$35,000,000.00
$30,000,000.00
$25,000,000.00
$20,000,000.00
$15,000,000.00
$10,000,000.00
$5,000,000.00
$-
2020
2021
2022
2023
2024
SUMMARY COMPENSATION TABLE
REALIZED COMPENSATION
REALIZED COMPENSATION IF ALACER SHARES VESTED AT TIME OF MERGER

The share compensation plans governing all currently outstanding awards include double trigger change in control vesting provisions, providing protection against automatic vesting and further aligning our executives’ interests with those of our Shareholders. The Company intends to include this double trigger change in control provisions in all compensation plans going forward.

Executive Share Ownership Guidelines

We strongly support Share ownership by our executives and the Board reviews our Share ownership guidelines annually. Each NEO is expected to reach a prescribed level of Share ownership within five (5) years from their date of hire or appointment based on their role. The CEO is expected to own Shares representing at least five times his or her annual base salary; all other NEOs are expected to own Shares representing at least two times their respective annual base salaries. In addition to Shares beneficially owned, the full value of RSUs held by an executive officer are included when determining the value of Shares held by an executive. Executive officers are expected to use the after-tax cash proceeds from the exercise of options or the redemption of vested PSUs and RSUs to achieve their share ownership requirement.

NEO Share Ownership as of December 31, 2024 is outlined in the below table. We acknowledge there has been a Share price decline since the end of 2023; however, as of the date of this Proxy Statement, all NEOs continue to be in compliance, or have time to be in compliance, with the Share ownership guidelines.

	Base Salary	Shareholding Requirements	Common Shares Beneficially Owned	Number of RSUs Subject to Vesting	Number of PSUs(1) Subject to Vesting	Value of Total Holdings(2)	Shareholding Requirements Met
NEO	($)	($)	(#)	(#)	(#)	($)
Rod Antal	1,075,000	5,375,000	768,919	389,701	302,246	10,167,623.88	Yes
Michael Sparks	600,000	1,200,000	123,524	120,813	89,625	2,324,372.04	Yes
Bill MacNevin	600,000	1,200,000	34,417	161,430	76,273	1,893,951.72	Yes
F. Edward Farid	580,000	1,160,000	95,411	117,908	88,307	2,099,316.96	Yes
John Ebbett	490,000	980,000	25,923	84,605	59,498	1,183,380.96	Yes
____________________
(1) Pursuant to our Share Ownership Guidelines, 50% of granted PSUs are included in the calculation to meet the guidelines.
(2) Assumes a market value of $6.96 for each share, which is the close price on the Nasdaq as of December 31, 2024.

Employment Agreements

The Company has employment agreements with each of the NEOs, which provide for participation in any bonus or incentive compensation plans that are available to senior management, as well as participation in any long-term incentive programs introduced for senior management. Termination payments in these agreements may be suspended or terminated if the NEO breaches any of the restrictive covenants in the agreement. For a description of the severance benefits provided in the employment agreement, see the narrative description following the “Potential Payments upon Termination or Change in Control” section of this Proxy Statement.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation granted and/or earned by our NEOs for the 2024, 2023, and 2022 fiscal years.

		Salary		Share-Based Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation		Total Compensation
Name and Principal Position	Year	($)		($)	($)	($)		($)
Rod Antal	2024	1,075,000		3,225,000	788,109	27,600	(3)	5,115,709
Executive Chairman	2023	1,075,000		3,225,000	959,206	26,400		5,285,606
	2022	1,000,000		3,000,000	586,500	24,400		4,610,900
Michael Sparks(4)	2024	600,000		1,050,000	409,500	27,600	(3)	2,087,100
Executive Vice President &	2023	540,000		810,000	332,392	26,400		1,708,792
Chief Financial Officer	2022	500,000		750,000	239,250	24,400		1,513,650
Bill MacNevin	2024	600,000		1,050,000	409,500	27,600	(3)	2,087,100
Executive Vice President	2023	525,000		1,837,500	334,971	9,900		2,707,371
Operations and Sustainability	2022	—	(5)	—	—	—		—
F. Edward Farid	2024	580,000		1,015,000	395,850	27,600	(3)	2,018,450
Executive Vice President &	2023	550,000		825,000	342,672	23,704		1,741,376
Chief Strategy Officer	2022	515,000		772,500	254,153	22,379		1,564,031
John Ebbett	2024	490,000		735,000	334,425	27,600	(3)	1,587,025
Executive Vice President	2023	450,000		675,000	276,993	26,400		1,428,393
Growth and Innovation	2022	336,721	(6)	235,125	225,684	165,507		963,037
Alison White(7)	2024	124,808		—	—	2,981,085	(3)(8)	3,105,892
Executive Vice President &	2023	550,000		825,000	313,797	26,400		1,715,197
Chief Financial Officer	2022	525,000		787,500	251,213	24,400		1,588,113
____________________
(1) The amounts in this column represent the USD fair value of the RSUs and/or PSUs on the grant date computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). The assumptions made, if any, when calculating the amounts in this column are found in Note 7 to the Consolidated Financial Statements of SSR Mining Inc. and its subsidiaries, as filed with the SEC on Form 10-K for 2021. The amounts reported in the Summary Compensation Table for the PSUs are the value at the grant date as determined in accordance with ASC 718, which assumes a payout at target. The maximum value of the PSUs is 200% of target.
(2) The amounts in this column represent STI plan awards.
(3) Amount includes the Company’s matching contribution portion of the NEOs voluntary contributions to the 401(k) plan, group RRSP and SERP.
(4) Mr. Sparks accepted the Chief Financial Officer position in March 2024. Prior to his appointment, he served as the Company's Chief Legal and Administrative Officer.
(5) Mr. MacNevin joined the Company effective January 1, 2023.
(6) Mr. Ebbett was promoted to an executive effective August 1, 2022.
(7) Ms. White's employment with the Company ended effective March 7, 2024. The terms of Ms. White’s departure are detailed in her Separation Agreement, filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024 and available on the Company’s page on EDGAR (www.sec.gov/edgar.shtml).
(8) This amount includes Ms. White's separation benefits in connection with her departure in March 2024 and as set forth in her Separation Agreement.

Grants of Plan-Based Awards

The table below presents information regarding incentive-based awards granted to each NEO during the year ending December 31, 2024, including the short-term incentive plan and the Company’s share-based compensation plans.

		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: Number of shares of stock or units	Grant date fair value of stock and option awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Rod Antal
2024 STI	—	0	1,236,250	2,472,500				—
2024 PSU (payable in 2027)	1-Apr-24				0	370,179	740,358	—	1,612,500	(3)
2024 RSU	1-Apr-24							370,179	1,612,500	(3)
Michael J. Sparks
2024 STI	—	0	450,000	675,000				—
2024 PSU (payable in 2027)	1-Apr-24				0	120,523	241,046	—	525,000	(3)
2024 RSU	1-Apr-24							120,523	525,000	(3)
Bill MacNevin
2024 STI	—	0	450,000	675,000				—
2024 PSU (payable in 2027)	1-Apr-24				0	120,523	241,046	—	525,000	(3)
2024 RSU	1-Apr-24							120,523	525,000	(3)
F. Edward Farid
2024 STI	—	0	435,000	652,500				—
2024 PSU (payable in 2027)	1-Apr-24				0	116,505	233,010	—	507,500	(3)
2024 RSU	1-Apr-24							116,505	507,500	(3)
John Ebbett
2024 STI	—	0	367,500	551,250				—
2024 PSU (payable in 2027)	1-Apr-24				0	84,366	168,732	—	367,500	(3)
2024 RSU	1-Apr-24							84,366	367,500	(3)
____________________
(1) Amounts shown represent threshold, target and maximum amounts for 2024 STI bonuses, which are paid in cash. STI bonuses have a threshold payout of zero and a maximum payout of 200%. Actual amounts earned are shown in Summary Compensation Table.
(2) Amounts shown represent number of PSUs. At the time of settlement, PSUs are redeemed in cash and that cash value is multiplied by the performance percentage, which has a threshold payout of zero and a maximum payout of 200%.
(3) Market value at the time of grant was $4.36 for each share, which is the 30-day volume weighted average price ("VWAP") on the Nasdaq.

The Company has entered into employment agreements with each of our NEOs. In addition to providing for participation in the Company benefit plans in effect from time to time, these agreements provide for an annual base salary as described above, as well as eligibility to receive an annual performance bonus and equity award based on a percentage of base salary. The target and maximum annual bonus opportunities available to each NEO per their employment agreement is described in “Compensation Discussion and Analysis – Elements of Compensation – Short-Term Incentive Compensation.”

Each employment agreement also provides for certain payments upon a “qualifying termination,” as well as post-employment restrictive covenants. The material elements of these provisions are described below under “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes all option-based and share-based awards outstanding at the end of December 31, 2024.

			Share-based awards(1)
			Number of shares or units that have not vested	Market value of shares or units of stock that have not vested(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(2)
Name	Grant Date		(#)	($)	(#)	($)
Rod Antal	7-Mar-22	(3)	22,933	159,614
	7-Mar-23	(4)	58,286	405,671
	1-Apr-24	(5)	308,482	2,147,035
	7-Mar-22	(6)	103,167	718,042
	7-Mar-23	(7)			131,145	912,769
	1-Apr-24	(8)			370,179	2,576,446
Michael J. Sparks	7-Mar-22	(3)	5,736	39,923
	7-Mar-23	(4)	14,641	101,901
	1-Apr-24	(5)	100,436	699,035
	7-Mar-22	(6)	25,789	179,491
	7-Mar-23	(7)			32,937	229,242
	1-Apr-24	(8)			120,523	838,840
Bill MacNevin	1-Jan-23	(9)	46,760	325,450
	7-Mar-23	(4)	14,234	99,069
	1-Apr-24	(5)	100,436	699,035
	7-Mar-23	(7)			32,022	222,873
	1-Apr-24	(8)			120,523	838,840
F. Edward Farid	7-Mar-22	(3)	5,908	41,120
	7-Mar-23	(4)	14,913	103,794
	1-Apr-24	(5)	97,087	675,726
	7-Mar-22	(6)	26,562	184,872
	7-Mar-23	(7)			33,547	233,487
	1-Apr-24	(8)			116,505	810,875
John Ebbett	7-Mar-22	(3)	2,099	14,609
	7-Mar-23	(4)	12,201	84,919
	1-Apr-24	(5)	70,305	489,323
	7-Mar-22	(6)	7,182	49,987
	7-Mar-23	(7)			27,448	191,038
	1-Apr-24	(8)			84,366	587,187
____________________
(1) All share-based awards accrue dividend units, which vest per the terms of the parent award.
(2) Assumes a market price of $6.96 for each share, which is the close price on the Nasdaq on December 31, 2024.
(3) Vest date is March 7, 2025.
(4) Vest dates are March 7, 2025 and 2026.
(5) Vest dates are April 1, 2025, October 1, 2025, April 1, 2026, October 1, 2026, and April 1, 2027.
(6) Cliff-vest after three years on March 7, 2025; performance period ended on December 31, 2024. For information on actual payout results see “2024 Compensation Results - LTI Compensation Results” above.
(7) Cliff-vest after three years on March 7, 2026.
(8) Cliff-vest after three years on April 1, 2027.
(9) Vest dates are January 1, 2025 and 2026.

Option Exercises and Stock Vested

The following table summarizes the value of all share-based awards vested or earned for each NEO during the 2024 fiscal year.

	Option Awards		Stock Awards
	Number of shares acquired or exercised	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting
Name	($)	($)	(#)	($)
Rodney P. Antal	—	—	225,698	1,471,828	(1)
Michael J. Sparks	—	—	60,751	391,956	(1)
Bill MacNevin	—	—	50,575	397,310	(1)
F. Edward Farid	—	—	62,190	404,004	(1)
John Ebbett	—	—	30,713	185,659	(1)
Alison White	—	—	75,522	647,517	(2)
____________________
(1) Amount includes the actual payout results of the 2021 PSUs that vested on January 1, 2024 for the performance period from January 1, 2021 through December 31, 2023.
(2) Ms. White's employment with the Company ended effective March 7, 2024, and in accordance with her Separation Agreement, a prorated amount of her outstanding equity was vested on her separation date, while the remainder was forfeited. The terms of Ms. White’s departure are detailed in her Separation Agreement, filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024 and available on the Company’s page on EDGAR (www.sec.gov/edgar.shtml).
Securities Authorized for Issuance under Equity Compensation Plan

The following table shows details of equity compensation plans as of March 10, 2025:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
	(#)	($)	(#)
Equity compensation plans approved by Shareholders	2,955,237 (1)	19.71	4,639,929
Equity compensation plans not approved by Shareholders	—	—	—
Total	2,955,237	19.71	4,639,929
____________________
(1) As of March 10, 2025, there were 24,469 options and 2,930,768 RSUs outstanding under the equity plans, which represents 1.46% of the issued and outstanding Shares of the Company. PSUs are not included in the number of securities issued because they are settled in cash.

The Company’s equity compensation plans provide for notional units that track the Market Value of the Company’s Shares during the vesting period. Awards of PSUs are settled in cash upon vesting; awards of RSUs are settled in Shares upon vesting.

Pension Benefits and Nonqualified Deferred Compensation Tables

The Company does not provide a defined benefit pension plan to its executives. As is common with most companies based in the United States, the Company provides an employer-sponsored defined contribution retirement account to all of its US-based employees, which includes a company-match for retirement contributions made by employees. The percentage match is the same for all US-based employees with annual regulatory caps to the amount of the matching contribution. The amounts contributed by the Company and employee to the 401(k) account are immediately vested and contributed to a third-party provider. As such, there is no ongoing liability to the Company associated with the amounts contributed to the Company’s employer-sponsored retirement accounts.

Potential Payments upon Termination or Change in Control

As discussed above, we are party to employment agreements with each of our NEOs that provide for certain termination payments upon a qualifying termination of employment, which are laid out in the table below.

Compensation Element	Separation Event
	Resignation/Retirement	Death/Disability	Termination for Cause(1)	Termination without Cause or for Good Reason(2)	Termination without cause or for good reason within 12 months following a change in control(3)
Salary	Base salary through termination	Base salary through termination	Base salary through termination	Base salary through termination	Base salary through termination
Prorated Bonus	Prorated bonus for employed portion of year	Prorated bonus for employed portion of year	None	Prorated bonus for employed portion of year	Prorated bonus for employed portion of year
Other Compensation	None	None	None	Lump sum amounts equal to (i) 24 months’ base salary, and (ii) 24 months’ average annual bonus paid during previous two years (or 24 months’ target bonus if length of service is less than two years)	Lump sum amounts equal to (i) 24 months’ base salary, and (ii) 24 months’ average annual bonus paid during previous two years (or 24 months’ target bonus if length of service is less than two years)
RSUs	Board discretion whether unvested shares (or a portion) vest upon the date of termination	All unvested shares vest upon the date of termination; for grants under the legacy SSR share comp plans, in the case of US-Participant disability, all unvested shares are forfeited	All unvested shares are forfeited	Prorated vesting for portion of each grant earned while employed	All unvested shares vest upon the date of termination
PSUs	Board discretion whether unvested shares (or a portion) vest upon the date of termination	All unvested shares vest upon the date of termination and performance percentage is assumed to be 100%; for grants under the legacy SSR share comp plans, in the case of US-Participant disability, all unvested shares are forfeited	All unvested shares are forfeited	Prorated vesting for portion of each grant earned while employed	All unvested shares vest upon the date of termination and performance percentage is assumed to be 100%
Pension, Benefits, & Perquisites	Coverage Ceases	Coverage Ceases	Coverage Ceases	Insurance benefits continue until the earlier of (i) 24 months after termination or (ii) the date the NEO becomes eligible for substantially similar benefits under a benefit plan, program or arrangement through a different employer of the NEO or spouse	Insurance benefits continue until the earlier of (i) 24 months after termination or (ii) the date the NEO becomes eligible for substantially similar benefits under a benefit plan, program or arrangement through a different employer of the NEO or spouse
____________________
(1)    “Cause” means any of the following done by an NEO: (i) the breach of a material term of an applicable employment, engagement or consulting agreement; (ii) the repeated and demonstrated failure to perform the material duties of the position in a competent manner; (iii) the conviction of a criminal offense involving fraud or dishonesty, the conviction of a felony, or which otherwise adversely impacts the reputation of the Company or a related entity; (iv) the failure to act honestly or in the best interest of the Company or a related entity; (v) failure to comply with any Company rules or policies of a material nature; (vi) failure to obey reasonable instructions provided in the course of employment, within 5 calendar days after receiving written notice of such disobedience; or (vii) any actions or omissions constituting gross misconduct or negligence resulting in a risk of material harm to the Company or a related entity.

(2)    “Good Reason” means the NEO was induced by the actions of the Company to resign or terminate their employment other than on a purely voluntary basis as a result of the occurrence of one or more of the following events without the NEO’s written consent: (i) a materially adverse change in the NEO’s position, duties, powers, rights, discretion, or responsibilities; (ii) a materially adverse change in the NEO’s reporting relationship that is inconsistent with the NEO’s title or position; (iii) a reduction by the Company of the base salary of the NEO; (iv) a material reduction by the Company in the aggregate level of health & welfare benefits made available to the NEO; or (v)

the permanent relocation by the Company of the NEO’s principal office by more than 80 kilometers from the location where the NEO worked when a Change of Control has occurred.
(3)    A “Change in Control” means the occurrence of one or more of the following events:
(a)     individuals who, as of the date of the applicable compensation plan, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the date of the applicable compensation plan and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, including by reason of any agreement intended to avoid or settle any Election Contest or proxy contest, shall be deemed an Incumbent Director;
(b)     any change in the holding, direct or indirect, of shares in the capital of the Company as a result of which a person or group of persons acting jointly or in concert, or person associated or affiliated with any such person or group within the meaning of the Securities Act (British Columbia), becomes the beneficial owner, directly or indirectly, of shares and/or other securities in excess of the number which, directly or following conversion thereof, would entitle the holder thereof to cast more than 50% of the voting rights attaching to all shares of the Company which may be cast to elect directors of the Company (the “Company Voting Securities”), provided, however, that the events described in this paragraph (ii) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions of Company Voting Securities: (i) by the Company or a subsidiary; (ii) by any employee benefit plan sponsored or maintained by the Company or any subsidiary; (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities; (iv) pursuant to a Non-Qualifying Transaction (as defined in the applicable plan); or (v) from the Company pursuant to a transaction (other than one described in (iii) below), if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause shall not constitute a Change of Control.
(c)    the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries (a “Business Combination”), unless immediately following such Business Combination:
(i)    Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, securities into or for which such Company Voting Securities were converted or exchanged pursuant to such Business Combination) represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees (“voting power”) of (1) the entity resulting from such Business Combination (the “Surviving Entity”), or (2) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Entity (the “Parent Entity”);
(ii)    no person (other than any employee benefit plan sponsored or maintained by the Surviving Entity or the Parent Entity) is the beneficial owner, directly or indirectly, of 50% or more of the voting power of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity); and
(iii)    at least a majority of the members of the board of directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;
(any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);
(d)    the approval by the Board or Shareholders of a complete liquidation or dissolution of the Company;
(e)    a sale or other disposition of all or substantially all of the property or assets of the Company, other than to an Affiliate or pursuant to a Non-Qualifying Transaction; or
(f)    any determination by the majority of incumbent directors of the Company that a Change of Control has occurred.

The employment agreements with each NEO also include the following restrictive covenants: (1) an indefinite confidentiality agreement for material undisclosed information; (2) a non-solicitation agreement for the greater of either one year or the number of months of termination pay received; (3) a one-year non-competition agreement; and (4) an indefinite non-disparagement agreement.

In accordance with the compensation treatment under the various termination events, the following table sets out the potential incremental amounts that may be payable to each NEO, assuming a termination date of December 31, 2024. The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment and would vary from those listed in the following table. Upon her departure from the Company, and as detailed in her Separation Agreement, Ms. White received certain termination payments pursuant to her employment agreement. The terms of Ms. White’s departure are detailed in her Separation Agreement, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024 and available on the Company’s page on EDGAR (www.sec.gov/edgar.shtml).

	Bonus(1)	Share-Based Awards(2)	All Other Compensation	Total
	($)	($)	($)	($)
Rod Antal
Resignation	772,853	—	—	772,853
Termination for cause	—	—	—	—

Termination without cause or resignation for good reason	2,385,353	2,457,414	3,695,706	(3)	8,538,473
Retirement	772,853	—	—		772,853
Disability	772,853	6,919,576	—		7,692,429
Death	772,853	6,919,576	—		7,692,429
Termination without cause or resignation for good reason within 12 months following a change in control	772,853	6,919,576	3,695,706	(3)	11,388,135
Michael J. Sparks
Resignation	285,821	—	—		285,821
Termination for cause	—	—	—		—
Termination without cause or resignation for good reason	1,185,821	680,161	1,771,642	(3)	3,637,624
Retirement	285,821	—	—		285,821
Disability	285,821	2,088,431	—		2,374,252
Death	285,821	2,088,431	—		2,374,252
Termination without cause or resignation for good reason within 12 months following a change in control	285,821	2,088,431	1,771,642	(3)	4,145,894
Bill MacNevin
Resignation	392,486	—	—		392,486
Termination for cause	—	—	—		—
Termination without cause or resignation for good reason	1,292,486	628,095	1,984,971	(3)	3,905,552
Retirement	392,486	—	—		392,486
Disability	392,486	2,185,266	—		2,577,752
Death	392,486	2,185,266	—		2,577,752
Termination without cause or resignation for good reason within 12 months following a change in control	392,486	2,185,266	1,984,971	(3)	4,562,723
F. Edward Farid
Resignation	298,412	—	—		298,412
Termination for cause	—	—	—		—
Termination without cause or resignation for good reason	1,168,412	680,654	1,756,825	(3)	3,605,891
Retirement	298,412	—	—		298,412
Disability	298,412	2,049,873	—		2,348,285
Death	298,412	2,049,873	—		2,348,285
Termination without cause or resignation for good reason within 12 months following a change in control	298,412	2,049,873	1,756,825	(3)	4,105,110
John Ebbett
Resignation	322,247	—	—		322,247
Termination for cause	—	—	—		—
Termination without cause or resignation for good reason	1,057,247	415,912	1,624,493	(3)	3,097,652
Retirement	322,247	—	—		322,247
Disability	322,247	1,417,062	—		1,739,309
Death	322,247	1,417,062	—		1,739,309
Termination without cause or resignation for good reason within 12 months following a change in control	322,247	1,417,062	1,624,493	(3)	3,363,802
____________________
(1) Bonus represents (i) a prorated bonus for the employed portion of the year, which, as of December 31, 2024, equates to the average bonus paid to the NEO for the two years prior, and (ii) the amount of any retention bonus eligible for payment on such date. If the NEO does not have two prior years of service, the average annual bonus is calculated based on target bonus for any incomplete years.
(2) Assumes a market price of $6.96 for each share, which is the close price on the Nasdaq on December 31, 2024.
(3) Includes lump sum amounts equal to (i) 24 months’ base salary, and (ii) 24 months’ average annual bonus paid during previous two years (or 24 months’ target bonus if length of service is less than two years).

CEO Pay Ratio

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), certain U.S. public companies must disclose the ratio of the CEO’s annual total compensation to the median annual total compensation of all employees (excluding the CEO). For 2024, we determined that the total compensation of our median employee, a camp worker at our Seabee mine, was $37,662 and the total compensation of our CEO was $5,115,709. Based on the foregoing, for 2024, the ratio of the total compensation of our CEO to the total compensation of our median employee is 135:1. This pay ratio is a reasonable estimate, calculated in a manner consistent with SEC rules and based on our payroll and employment records.

We identified our median employee as of December 31, 2024. SSR Mining’s employee population at the time of determination consisted of approximately 2,328 full-time and part-time employees globally, including all seasonal and temporary employees employed as of that date. To determine the total compensation of our median employee, we used a consistently applied compensation measure defined as the annualized base salary, excluding overtime and other incentives, of an employee starting employment in 2024, but not adjusted for part-time status. Local currency was consistently converted as of December 31, 2024 using the average daily exchange rate for the applicable currency to United States dollars as of such date. No cost-of-living adjustment was applied and employees in all locations in which the Company has operations were included in the calculation. Based on this methodology, an employee was identified as the median employee from the total SSR Mining population, who was then used as the 2024 median employee.

The SEC rules for identifying the median employee, and calculating the pay ratio based thereon, allow companies to adopt a variety of methodologies, exclusions, and assumptions that reflect their compensation practices. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices, regional demographics or may utilize different methodologies and assumptions in calculating their pay ratios.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, the following table summarizes the compensation of our CEO, and the average compensation of the other NEOs (“Non-CEO NEOs”), as reported in the Summary Compensation Table, as well as their “compensation actually paid” (“CAP”) as calculated pursuant to recently adopted SEC rules and certain performance measures required by the rules.

					Value of Initial Fixed $100 Investment Based on:
	Summary Compensation Table Total for CEO(2)	Compensation Actually Paid to CEO(3)	Average Summary Compensation Table Total Paid to Non-CEO NEOs(2)	Average Compensation Actually Paid to Non-CEO NEOs(3)	Cumulative Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)	Net Income	Gold-Equivalent Ounces Produced(6)
Year(1)	($)	($)	($)	($)	($)	($)	($)	(#)
2024	5,115,709	2,491,644	1,944,919	1,264,848	36.33	94.21	(352,582,000)	399,267
2023	5,285,606	(149,067)	1,968,184	300,972	56.16	77.54	(120,225,000)	706,894
2022	4,610,900	787,873	2,395,370	1,306,548	80.17	68.90	210,428,000	623,819
2021	5,572,402	1,379,663	1,945,563	826,874	89.08	78.62	425,922,000	794,456
____________________
(1) SSR Mining became a reporting company pursuant to Section 13(a) or 15(d) of the Exchange Act in 2021. Therefore, the above table presents information for 2021, 2022, 2023 and 2024 in line with SEC requirements.
(2) The table below clarifies which NEOs were used to calculate the CEO and Non-CEO NEOs amounts:

	2021	2022	2023	2024
CEO	Mr. Rod Antal	Mr. Rod Antal	Mr. Rod Antal	Mr. Rod Antal
Non-CEO NEOs	Mr. Michael Sparks Mr. F. Edward Farid Ms. Alison White Mr. Stewart Beckman	Mr. Michael Sparks Mr. F. Edward Farid Ms. Alison White Mr. Stewart Beckman	Mr. Michael Sparks Mr. Bill MacNevin Mr. F. Edward Farid Ms. Alison White	Mr. Michael Sparks Mr. Bill MacNevin Mr. F. Edward Farid Mr. John Ebbett

(3) CAP, as required under SEC rules, reflects adjusted values of unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers, but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. For a discussion of the methodology and calculation of NEO pay each year, please see the “Compensation Discussion and Analysis” section of this Proxy Statement and that of years prior. The Summary Compensation Table totals reported for the CEO and the average of the Non-CEO NEOs for each year were subject to the following adjustments, as computed in accordance with Item 402(v) of Regulation S-K, to calculate CAP:

	CEO		Non-CEO NEOs Averages
	2024		2024
Total Compensation as reported in Summary Compensation Table (SCT)	5,115,709		1,944,919
Pension values reported in SCT(a)	—		—
Fair value of equity awards granted during fiscal year	3,225,000	(b)	962,500	(b)
Change in fair value of equity awards granted in current year: change in value of awards from time of grant to end of year-end	1,767,233		527,428
Change in fair value of awards that vested during current fiscal year: change in value of awards from end of prior fiscal year to vest date	32,719		41,882
Change in fair value of awards that were unvested at end of current fiscal year: change in value of awards from end of prior fiscal year to end of current fiscal year	(1,199,018)		(286,880)
Dividends or other earnings paid on stock awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—		—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—		—
Compensation Actually Paid	2,491,644		1,264,848
____________________
(a) The Company does not offer a pension plan or nonqualified deferred compensation to its employees, including NEOs. As such, no adjustment was needed with respect to pensions and nonqualified deferred compensation.
(b) Market value at the time of grant was $4.36 for each share, which is the 30-day volume weighted average price ("VWAP") on the Nasdaq as of March 28, 2024.

(4) The Cumulative Total Shareholder Return is based on SSR Mining's Nasdaq trading volume.
(5) The peer group for each listed fiscal year consists of the companies identified as our compensation benchmarking peer group, as reported in the Compensation Discussion & Analysis in each applicable proxy statement for the subject fiscal years. For 2021 the companies include Agnico Eagle Mines Limited, Alamos Gold Inc., B2Gold Corp., Centerra Gold Inc., Eldorado Gold Corporation, Endeavour Mining Corporation, Hecla Mining Corporation, IAMGOLD Corporation, Kinross Gold Corporation, Kirkland Lake Gold Ltd, Newcrest Mining Limited, OceanaGold Corporation, Pan American Silver Cop. and Yamana Gold Inc. For 2022, all of these companies are included except Kirkland Lake Gold Ltd, which was removed due to its acquisition by Agnico Eagle Mines Limited and replaced by Equinox Gold Corp. For 2023, all of the 2022 peer group companies are included except Yamana Gold Inc., which was removed due to its becoming a private company and replaced by Coeur Mining Inc. For 2024, we removed Agnico Eagle Mines Limited and Kinross Gold Corporation, both of which were determined to no longer align with the Company’s size and operational characteristics, and Newcrest Mining Limited, which was acquired by Newmont Corporation. In place of the removed companies, we added Dundee Precious Metals Inc., Hudbay Minerals Inc., and Lundin Gold Inc. to our 2024 peer group. The table below compares the TSR of the current and prior peer group.

Year	Peer Group used in prior year	Peer Group used in current year
2024	103.41	94.21
2023	79.6	77.54
2022	68.35	68.9
2021	77.12	78.62

(6) The Company has identified gold-equivalent ounces produced as the company-selected measure, as it represents the most important financial performance measure used to link NEO CAP to the Company’s performance.

Relationship Between Compensation Actually Paid and Performance Measures

The charts below reflect the relationship between the CEO and the average Non-CEO NEO CAP and the performance measures shown in the pay versus performance table for the reporting years:

CAP vs. Total Shareholder Return
$3,000,000.00
$2,500,000.00
$2,000,000.00
$1,500,000.00
$1,000,000.00
$500,000.00
$-
$(500,000.00)
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
$(10.00)
2021
2022
2023
2024
CEO CAP
NEO Avg CAP
TSR

CAP vs. Net Income
$3,000,000.00
$2,500,000.00
$2,000,000.00
$1,500,000.00
$1,000,000.00
$500,000.00
$-
$(500,000.00)
$500,000,000.00
$400,000,000.00
$300,000,000.00
$200,000,000.00
$100,000,000.00
$-
$(100,000,000.00)
$(200,000,000.00)
$(300,000,000.00)
$(400,000,000.00)
2021
2022
2023
2024
CEO CAP
NEO Avg CAP
Net Income

CAP vs. Gold-Equivalent Ounces Produced
$3,000,000.00
$2,500,000.00
$2,000,000.00
$1,500,000.00
$1,000,000.00
$500,000.00
$-
$(500,000.00)
900,000
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
-
(100,000)
2021
2022
2023
2024
CEO CAP
NEO Avg CAP
Gold Produced

The increase in our NEO’s CAP for 2024 is the result of a change in value of the 2024 equity awards, which were granted on April 1, 2024 at a share price of $4.36 and were valued at December 31, 2024 using a fair value share price of $6.96. All other equity awards which vested during the year, or were outstanding at the end of the year, declined in value.

Performance Measures used to Link CAP to the NEOs in 2024 to the Company’s Performance

The following table describes the most important financial measures that we use to assess Company performance each year and determine CAP to our NEOs:

Measure	Nature	Explanation
Gold-Equivalent Ounces Produced	Financial measure	Actual gold and gold-equivalent ounces produced.
Cost of Sales	Financial measure	The total of all costs associated with producing gold and gold-equivalent ounces, and does not include depreciation, depletion and amortization. The Company uses cost of sales as the GAAP equivalent to the non-GAAP metric all-in sustaining costs (AISC).
Relative TSR	Financial measure	Total shareholder return relative to the Company's peer group.
Return on Invested Capital	Financial measure	The rate of return on cash invested in the Company’s business.

In the “Compensation Discussion and Analysis” section of this Proxy Statement, we provide greater detail on the elements of our executive compensation program and our “pay-for-performance” compensation philosophy. We believe the Company’s executive compensation program and the executive compensation decisions included in the 2024 Summary Compensation Table and related disclosures appropriately reward our CEO and the Non-CEO NEOs for Company and individual performance, assist the Company in retaining our senior leadership team and support long-term value creation for our shareholders. The values included in the columns for Compensation Actually Paid to our CEO and the Non-CEO NEOs, calculated in accordance with newly adopted SEC disclosure rules, in each of the fiscal years reported above and over the four-year cumulative period demonstrate how the compensation awarded fluctuated year-over-year, primarily based on our stock price as of the last day of the listed fiscal year, among other factors. Given a significant amount of the values in the columns for Compensation Actually Paid to our CEO and the Non-CEO NEOs are based on our stock price as of the last day of the listed fiscal year, it is important to note that the values could have been dramatically different if other dates were chosen.

PROPOSAL No. 3

Ratification of Appointment of Independent Registered Public Accounting Firm

Subject to applicable law, the Audit Committee is directly responsible for the compensation and oversight of the work of the independent external auditor. The Audit Committee has adopted procedures for the approval of engagements for services of its external auditor. In addition, the Audit Committee requires pre-approval of all non-audit services provided by the external auditor. For more information on the Audit Committee and the auditor, please refer to the “Report of the Audit Committee” section of this Proxy Statement.

The Audit Committee of the Board has approved the retention of PricewaterhouseCoopers LLC (“PwC”) as our independent registered public accountants to audit our financial statements for fiscal year 2025. We expect that a representative of PwC will attend the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

Shareholders are asked to ratify the appointment of PwC, although your ratification is not required, as the auditor of the Company to hold office until the next annual meeting of Shareholders and to authorize the Board to fix the remuneration of the auditor.

The Board recommends you vote FOR the ratification of the appointment of PwC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025.

Unless otherwise instructed, the persons designated on the proxy card intend to vote FOR the resolution to appoint PwC, as auditor of the Company.

REPORT OF THE AUDIT COMMITTEE

SSR Mining strongly values the importance of accurate and transparent financial disclosure and effective internal controls on financial reporting. To that end, the Company is continually working to maintain sound accounting practices, internal controls and risk management practices. The Audit Committee is responsible for the oversight of the Company’s financial reporting and audit processes and related internal controls on behalf of the Board. The Audit Committee actively assists the Board in fulfilling its oversight responsibilities to ensure: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualification and independence of the Company’s independent auditor; and (iv) the effective performance of the Company’s independent auditor. In addition to its audit function, the Audit Committee also reviews the risk identification and management process developed by management.

The Board has determined that all members of the Audit Committee are independent according to the Board’s independence standards as set forth in the Board of Directors Terms of Reference, Nasdaq requirements and NI 52-110. The Board has also determined that all members of the Audit Committee are “financially literate” within the meaning of and as required by NI 52-110. NI 52-110 further prescribes rules regarding the responsibilities, composition and authority of the Audit Committee.

At least annually, the Audit Committee reviews the Company’s various disclosure and internal control policies, plans and procedures. The Audit Committee has reviewed and discussed with management and PwC, the Company’s independent auditor, the organizational structure, procedure and practices that support the objectivity of the Company’s internal audit function and the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2024. The Audit Committee has also reviewed and discussed with management and PwC the audited financial statements of the Company for the fiscal year ended December 31, 2024, including the quality and acceptability of the Company’s financial reporting practices and the completeness and clarity of the related financial disclosures.

Risk Management and Conflicts of Interest

SSR Mining faces many risks including, but not limited to: financial, regulatory, operational, compliance, and reputational risks. Management is responsible for the day-to-day management of risk and has an enterprise risk management program. The Audit Committee monitors the Company’s risk management process, focusing primarily on financial and regulatory compliance risk. The Audit Committee receives regular reports of the Company’s ethics and compliance activities, including a review of management’s compliance risk assessment and the efforts undertaken to mitigate ethics and compliance risks during the year. In addition to ensuring that there are mechanisms for the anonymous submission of ethics and compliance reports generally, the Audit Committee has established specific procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee also analyzes and reviews the Company’s cybersecurity framework to ensure appropriate measures are in place to mitigate cyber risk.

The Company’s Code of Conduct requires that all employees and directors avoid any activity that may interfere or conflict, or have the appearance of interfering or conflicting, with their business responsibility. The Audit Committee has the responsibility of reviewing any related-party transactions and in accordance with our Whistleblower Policy responds to any conflict-of-interest situations that may arise.

Independent External Auditor

PwC has been the Company’s independent auditor since 1989, with the PwC engaged through their Canadian operations (“PwC Canada”) until 2023 when the Company’s transitioned to PwC’s United States operations (“PwC United States”). Additional details regarding this transition are available in the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2023.

The Company’s independent auditor reports directly to the Audit Committee, which has the designated authority to appoint, oversee, evaluate and discharge the independent auditor and to approve fees paid for their services. At Audit Committee meetings, the Audit Committee candidly discusses the Company’s financial reporting with the independent auditor, often without management present. The Audit Committee reviews, with the independent auditor, the results of the independent auditor’s annual audit and quarterly reviews of the Company’s financial statements and related disclosures. The Audit Committee annually reviews the independent auditor’s performance and independence in connection with the Audit Committee’s determination of whether to retain the independent auditor or engage another firm as the independent auditor. As part of the review, the Audit Committee considers the independent auditor’s performance, tenure and familiarity with the Company’s global operations and business, and their capabilities and expertise in handling the breadth and complexity of these operations.

Subject to applicable law, the Audit Committee is directly responsible for the compensation and oversight of the work of the independent auditor. The Audit Committee has adopted procedures for the approval of engagements for services of its external auditor and the Audit Committee’s policy requires pre-approval of all non-audit services provided by the external auditor.

The following table presents fees for services rendered by PwC United States and PwC Canada for 2024, and PwC Canada for 2023:

For the Year Ended December 31,	2024	2023
	($)	($)
Audit Fees	3,465,813	1,645,409
Audit-related Fees	127,444	75,000
Tax Fees	—	—
All Other Fees	—	—
Total	3,593,257	1,720,409

Audit Fees

Audit fees represent fees for the audit of our annual consolidated financial statements, the review of condensed consolidated financial statements, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year. Audit fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic financial statements and statutory audits that non-U.S. jurisdictions require.

Audit fees for 2024 increased due to additional services required as a result of the Çöpler Incident and the transition from PwC Canada to PwC United States.

Audit-Related Fees

Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. This category may include fees related to the performance of audits and attest services not required by statute or regulations; due diligence related to mergers and acquisitions; and accounting consultations about the application of GAAP to proposed transactions.

Tax Fees

Tax fees generally consist of tax compliance and return preparation, and tax planning and advice. Tax compliance and return preparation services consist of preparing original and amended tax returns and claims for refunds. Tax planning and advice services consist of support during income tax audits or inquiries.

All Other Fees

This category consists of fees for products and services other than the services reported above, including fees for subscription to PwC’s online research tool.

The Audit Committee has determined that the non-audit services rendered by PwC were compatible with maintaining its independence. All such non-audit services were pre-approved by the Audit Committee pursuant to the Company’s pre-approval policy.

Recommendations

Based on the review and discussions discussed above, the Audit Committee recommended to the Board that the audited annual financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC and on SEDAR+.

The Audit Committee has also discussed with PwC the matters required to be discussed by the applicable rules and requirements of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from SSR Mining.

The Audit Committee also recommends the appointment of PwC as the Company’s independent auditor to serve until the 2026 annual meeting of Shareholders.

This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.

Submitted by the Audit Committee

Kay Priestly, Chair        Brian R. Booth
Thomas R. Bates, Jr.        Laura Mullen*

*Ms. Mullen was appointed to the Audit Committee effective February 15, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of the Shares as of March 10, 2025, by:

a.Each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Shares of the Company;
b.Each NEO and director nominee of the Company; and
c.All current executive officers and director nominees of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on 202,537,757 Shares issued and outstanding as of March 10, 2025.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Shares.

Directors(1) and Executive Officers	Common Shares	Other Shares That May be Acquired Within 60 days	Total Shares Beneficially Owned	Percentage of Class
A.E. Michael Anglin	52,306		52,306	0.026%
Thomas Bates, Jr.	26,230		26,230	0.013%
Brian R. Booth	18,724		18,724	0.009%
Simon A. Fish	—		—	—%
Alan P. Krusi	25,091		25,091	0.012%
Daniel Malchuk	—		—	—%
Laura Mullen	—		—	—%
Kay Priestly	—		—	—%
Karen Swager	—		—	—%
Rod Antal	798,210	61,696	859,906	0.425%
Michael J. Sparks	130,866	20,087	150,953	0.075%
Bill MacNevin	56,142	20,087	76,229	0.038%
F. Edward Farid	101,620	19,417	121,037	0.060%
John Ebbett	31,838	14,061	45,899	0.023%
All Directors and Executive Officers as a Group (15 persons)	1,251,245	144,817	1,396,062	0.689%
____________________
(1) Director share units ("DSUs") were awarded to all non-executive directors. DSUs are immediately fully vested and non-forfeitable and, upon retirement from the Board of Directors, the holder of DSUs is entitled to receive the cash value for each DSU. Because DSUs are not settled in Shares of the Company, they are not included in this table.

Certain Beneficial Owners

The following table shows all holders known to SSR Mining that are beneficial owners of more than 5 percent of the outstanding Shares of SSR Mining as of March 10, 2025.

Name	Common Shares	Percentage of Class
Van Eck Associates Corporation	16,811,484	8.31%
666 Third Ave. - 9th Floor
New York, New York 10017

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

To the knowledge of the Company, other than as disclosed elsewhere in this Proxy Statement, no officer or director of the Company, any subsidiary, any insider, any nominee director, or any Shareholder owning more than 10% of the voting Shares of the Company (or any associate or affiliate of any of the foregoing), has had any interest, direct or indirect, in any transaction or proposed transaction with the Company or any of its subsidiaries since the commencement of the Company’s most recently completed financial year.

Interest of Certain Persons in Matters to be Acted Upon

With respect to matters to be acted upon at the Annual Meeting, management of the Company is not aware of any material interest, direct or indirect, by way of beneficial interest or otherwise, of any director or executive officer of the Company, or any associate or affiliate of the foregoing, in any matter to be acted upon at the Annual Meeting.

To the knowledge of the Company, other than as disclosed elsewhere in this Proxy Statement, no informed person of the Company, proposed director of the Company, or any associate or affiliate of any informed person or proposed director has had any interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would affect the Company or any of its subsidiaries.

Management Contracts

All management functions of the Company or any of its subsidiaries are performed by the directors and executive officers of the Company and its subsidiaries.

Indebtedness of Officers and Directors

As of the date of this Proxy Statement, no individual who is, or at any time during the most recently completed financial year was, a director or an officer of the Company, and no associate of any such officer or director, or proposed nominee is, or at any time since the beginning of the most recently completed financial year of the Company has been, indebted to the Company or any of its subsidiaries.

OTHER MATTERS

We do not presently know of any matters to be acted upon at the Annual Meeting other than the matters referred to in this Proxy Statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

FORWARD-LOOKING INFORMATION

Certain statements contained in this Proxy Statement (including information incorporated by reference herein) are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are intended to be covered by the safe harbor provided for under these sections. Forward looking statements can be identified with words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “anticipate,” “believe,” “intend,” “estimate,” “projects,” “predict,” “potential,” “continue” and similar expressions, as well as statements written in the future tense. When made, forward-looking statements are based on information known to management at such time and/or management’s good faith belief with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the Company's forward-looking statements. Many of these factors are beyond the Company's ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements include, without limitation: all information related to the Çöpler Incident, including any statements about the impact of the Çöpler Incident on our business, financial condition, results of operations and cash flow, affected individuals and the surrounding community, forecasts and outlook; timing, production, cost, operating and capital expenditure guidance; the Company’s intention to return excess attributable free cash flow to shareholders; the timing and implementation of the Company’s dividend policy; the implementation of any share buyback program; statements regarding plans or expectations for the declaration of future dividends and the amount thereof; future cash costs and all-in sustaining costs (“AISC”) per ounce of gold, silver and other metals sold; the prices of gold, silver, copper, lead, zinc and other metals; mineral resources, mineral reserves, realization of mineral reserves, and the existence or realization of mineral resource estimates; the Company’s ability to discover new areas of mineralization; the timing and extent of capital investment at the Company’s operations; the timing of production and production levels and the results of the Company’s exploration and development programs; current financial resources being sufficient to carry out plans, commitments and business requirements for the next twelve months; movements in commodity prices not impacting the value of any financial instruments; estimated production rates for gold, silver and other metals produced by the Company; the estimated cost of sustaining capital; availability of sufficient financing; receipt of regulatory approvals; the timing of studies, announcements, and analysis; the timing of construction and development of proposed mines and process facilities; ongoing or future development plans and capital replacement; estimates of expected or anticipated economic returns from the Company’s mining projects, including future sales of metals, concentrate or other products produced by the Company and the timing thereof; the Company’s plans and expectations for its properties and operations; the Company’s ability to efficiently integrate acquired mines and businesses and to manage the costs related to any such integration, or to retain key technical professional or management personnel; and all other timing, exploration, development, operational, financial, budgetary, economic, legal, social, environmental, regulatory, and political matters that may influence or be influenced by future events or conditions.

Such forward-looking information and statements are based on a number of material factors and assumptions, including, but not limited to, timing, exploration, development, operational, financial, budgetary, economic, legal, social, geopolitical, regulatory and political factors that may influence future events or conditions. While we consider these factors and assumptions to be reasonable based on information currently available to us, they may prove to be incorrect. The above list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements and information, and such statements and information will not be updated to reflect events or circumstances arising after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

GENERAL VOTING MATTERS

Voting Rights

Shareholder of Record

If your Shares are registered directly in your name with our transfer agent, Computershare, you are considered the “shareholder of record,” with respect to those Shares. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote on the Internet or by phone or mail as instructed in the proxy card to ensure your vote is counted.

Beneficial Owner

If your Shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of Shares held in street name. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the Shares in your account. Your brokerage firm, bank, or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your Shares. As a beneficial owner of Shares, you are also invited to attend the Annual Meeting virtually. However, since you are not the shareholder of record, you may not vote your Shares unless you appoint yourself as a proxyholder to attend the virtual meeting (for Canadian beneficial holders) or request and obtain a valid legal proxy from your broker, bank, or other agent (for US-based beneficial holders).

How to Vote

For Proposal 1, you may vote “For” or “Withhold” with respect to each nominee to the Board. For Proposal 2, you may vote “For”, “Against” or “Withhold” from voting. For Proposal 3, you may vote “For” or “Withhold” from voting. The procedures for voting are outlined below.

If you are a Shareholder as of the Record Date, you may vote during the Annual Meeting by (i) attending the Annual Meeting virtually and following the instructions attached as “Appendix C” to this Proxy Statement, (ii) or by proxy (x) over the Internet at www.investorvote.com (for Registered Shareholders) or www.proxyvote.com (for Non-Registered Shareholders); (y) by phone by calling 1-866-732-VOTE (8683) from a touch-tone phone (for Registered Shareholder) or calling the toll-free number listed on your voting instruction form (“VIF”) from a touch tone phone (for non-Registered Shareholders; or (z) by signing and returning the form of proxy or voting instruction form in the enclosed envelope. For additional information regarding voting, see the “Voting Instructions” section of this Proxy Statement.

Whichever method you use, giving us your proxy means you authorize us to vote your Shares at the Annual Meeting in the manner you direct. If you submit a proxy but do not specify how to vote, the Company representative named in the proxy will vote your Shares in favor of the director nominees identified in this Proxy Statement and “For” Proposals 2 and 3.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote during the Annual Meeting if you have already voted by proxy.

If you are a beneficial owner and hold Shares through another party, such as a bank or brokerage firm, you may receive material from them asking how you want to vote. Simply follow the instructions to ensure that your vote is counted. To vote in person at the Annual Meeting you must appoint yourself as a proxyholder (for Canadian beneficial owners) or obtain a valid legal proxy from your broker, bank, or other agent (for US beneficial owners). Follow the instructions from your broker, bank, or other agent included with the notice, or contact your broker, bank, or other agent.

You may receive more than one set of proxy-related materials depending on how you hold your Shares. Please vote all of your Shares. To ensure that all of your Shares are voted, for each set of proxy-related materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Revoking a Proxy

A shareholder of record may revoke any proxy which is not irrevocable by submitting a new proxy bearing a later date, by voting by telephone or over the Internet, or by delivering to the Corporate Secretary of the Company a revocation of the proxy in writing so that it is received by the Company at 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237, prior to the Annual Meeting.

A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a proxy from your broker, bank, or other agent giving you the right to vote your Shares at the Annual Meeting, by attending the Annual Meeting virtually and voting during the Annual Meeting.

Solicitation

These proxy-related materials are being provided in connection with the solicitation of proxies by the Company and are first being sent to Shareholders on or about March 26, 2025. We have engaged Alliance Advisors, to assist in the solicitation of proxies for the Annual Meeting. We have agreed to pay Alliance Advisors a fee of $35,000. We will also reimburse Alliance Advisors for reasonable out-of-pocket expenses and will indemnify Alliance Advisors and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to these mailed proxy-related materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy-related materials to beneficial owners.

Votes Required

The vote required for Proposal 1 for the election of directors by Shareholders shall be the plurality of the votes cast with respect to a director nominee. This means that the director nominees receiving the highest number of affirmative ‘For’ votes will be elected. Abstentions and “broker non-votes” (as defined below) will not count as votes either ‘For’ or ‘Against’ a nominee.

Proposal 2 is advisory only and will not be binding on the Company or the Board.

Approval of Proposal 3 requires the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the virtual Annual Meeting or represented by proxy and entitled to vote on the subject matters. For Proposal 3, an abstention will have the same effect as a vote against the proposal because an abstention represents a share considered present and entitled to vote.

If your Shares are held by a broker, the broker will ask you how you want your Shares to be voted. If you give the broker instructions, your Shares must be voted as you direct. If you do not give instructions for Proposal 3 to ratify selection of the Company’s independent registered public accounting firm, the broker may vote your Shares at its discretion. For the remaining proposals, including the election of directors, the broker cannot vote your Shares at all. When that happens, it is called a “broker non-vote.” Broker non-votes are counted in determining the presence of a quorum at the Annual Meeting, but they will have no effect on the voting for Proposals 1 and 2 because they do not represent Shares present and entitled to vote for those proposals.

Quorum

In order to carry on the business of the Annual Meeting, we must have a quorum. This means that the holders of record of at least one-third of the voting power of the issued and outstanding Shares entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either by proxy or present at the virtual meeting. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any Shareholders.

Notice-and-Access

The Company is sending out proxy-related materials to Shareholders using the notice-and-access mechanism that came into effect on February 11, 2013 under National Instrument 54-101 – Communications with Beneficial Owners of Securities of a Reporting Issuer. The Company anticipates that notice-and-access will directly benefit the Company through a reduction in both postage and material costs and also promote environmental responsibility by decreasing the large volume of paper documents generated by printing proxy-related materials.

Shareholders will be provided with electronic access to our Notice of Meeting, this Proxy Statement, the proxy card (if you are a Registered Shareholder) or a VIF (if you are a Non-Registered Holder) and our financial statements for the year ended December 31, 2024 on the Company’s page on EDGAR (www.sec.gov/edgar.shtml), SEDAR+ (www.sedarplus.ca) and also on the Company’s website at http://ir.ssrmining.com/investors/agm. The Company has not adopted a stratification procedure whereunder printed copies of the proxy-related material are delivered to certain Shareholders and not to others.

The Company does not intend to pay for intermediaries to forward to objecting beneficial owners under NI 54-101 the proxy-related materials and Form 54-101F7 – Request for Voting Instructions Made by Intermediary, and therefore, in the case of an objecting beneficial owner, the objecting beneficial owner will not receive the proxy-related materials unless the objecting beneficial owner’s intermediary assumes the cost of delivery.

Householding

The SEC allows companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Householding is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more Shareholders reside. This procedure reduces the volume of duplicate information Shareholders receive and also reduces a company’s printing and mailing costs. Householding will continue until you are notified otherwise or you submit contrary instructions. Each Shareholder retains a separate right to vote on all matters presented at the Annual Meeting.

If, at any time, you wish to receive a separate copy of this Proxy Statement or other proxy-related materials, free of charge, or if you wish to receive separate copies of future annual reports or proxy-related materials, please mail your request to the Corporate Secretary of the Company.

Shareholder Proposals for the 2026 Annual Meeting of Shareholders

Shareholders who wish to present proposals at our 2026 annual meeting of Shareholders (the “2026 Annual Meeting”) and wish to have those proposals included in the proxy-related materials to be distributed by us in connection with our 2026 Annual Meeting must submit their proposals to the Company at 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237 on or before November 26, 2025. Any such proposal must conform to and include the information required by SEC Rule 14a-8 in order for such proposal to be eligible for inclusion in our 2026 proxy statement. We are not required to include in our proxy statement and form of proxy a shareholder proposal that was received after that date or that otherwise fails to meet the requirements for shareholder proposals established by SEC regulations.

Future Annual Meeting Business

In order to be properly brought before the 2026 Annual Meeting, regardless of inclusion in our Proxy Statement, notice of a matter a Shareholder wishes to present, including any director nominations, must be delivered to the

Company at 6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237, not less than 90 days nor more than 120 days prior to the one-year anniversary of this year’s Annual Meeting date, which would be no later than the close of business on February 7, 2026 and no earlier than the close of business on January 8, 2026.

Further, if you intend to nominate a director other than the Board’s nominee and solicit proxies in support of such director nominee at the 2026 Annual Meeting, you must also provide the notice and additional information required by Rule 14a-19 under the Exchange Act to the Company at the address noted above no later than the close of business on March 9, 2026. This deadline for the supplemental notice and information required under Rule 14a-19 does not supersede any of the timing requirements described in this section.

If, however the date of the 2025 Annual Meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary of this year’s Annual Meeting date, then (i) such written advance notice of a matter that a Shareholder wishes to present at an annual meeting must be received by the Company at the address indicated above not earlier than 90 days prior to the 2026 Annual Meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or 10th day following the day on which public announcement of the date of such meeting is first made by the Company and (ii) the notice and information required by Rule 14a-19 must be received by the Company no later than close of business on the later of the 60th day before the date of the 2026 Annual Meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company.

The Shareholder must also provide all of the information required by our articles and Rule 14a-19.

Voting Results

The results of the Annual Meeting Shareholder vote will be disclosed via a press release and Current Report on Form 8-K and will be available on the Company’s page on EDGAR (www.sec.gov/edgar.shtml) and SEDAR+ (www.sedarplus.ca). The Company will also make available a recording of the Annual Meeting on the Company’s website at http://ir.ssrmining.com/investors/agm, along with the Company’s answers to all appropriate questions received during the Annual Meeting.

VOTING INSTRUCTIONS

You are a “Registered Shareholder” if your Shares are held in your name. The Company has made a list of all persons who were registered holders of Shares as of the close of business on March 10, 2025, and the number of Shares registered in the name of each person on that date.

Each Shareholder on the Record Date will be entitled to one vote for each Share held by such Shareholder on all matters proposed to come before the Annual Meeting, except to the extent that such Shareholder has transferred any such Shares after the Record Date and the transferee of such Shares establishes ownership thereof and makes a written demand, not later than ten (10) days before the Annual Meeting, to be included on the list of Shareholders entitled to vote at the Annual Meeting, in which case the transferee will be entitled to vote such Shares at the Annual Meeting.

Registered Shareholder Voting

Voting During the Annual Meeting

If you wish to vote while the virtual Annual Meeting is in session, do not complete or return the proxy form. To attend and vote at the Annual Meeting:

•log in at https://meetnow.global/MYDP27D at least 15 minutes before the meeting starts
•select “Shareholder” on the login screen
•enter the 15-digit Control Number located on the form of proxy or in the email notification you received

If, as a Registered Shareholder, you are using your control number to log-in to the Annual Meeting, you will be provided the opportunity to vote by online ballot at the appropriate time on the matters put forth at the Annual Meeting. If you have already voted by proxy and you vote again during the online ballot during the Annual Meeting, your online vote during the Annual Meeting will revoke your previously submitted proxy. If you have already voted by proxy and do not wish to revoke your previously submitted proxy, do not vote again during the online ballot.

A proxy can be submitted to Computershare either in person, or by mail or courier to:

100 University Avenue, 8th Floor,
Toronto, Ontario,
M5J 2Y1;
or
via the internet at www.investorvote.com.

The proxy must be deposited with Computershare by no later than 5:00 p.m. MDT (Denver) on May 6, 2025, or if the meeting is adjourned or postponed, not less than two (2) business days before the commencement of such adjourned or postponed meeting.

Registered Shareholders who wish to appoint someone other than the management nominees as their proxyholder to attend and participate at the Annual Meeting as their proxy and vote their Shares MUST submit their proxy, appointing that person as proxyholder AND, if that person will be attending the Annual Meeting online, register that proxyholder online, as described below under the “To Register your Proxyholder” section. Registering your proxyholder is an additional step to be completed AFTER you have submitted your proxy if your proxyholder will be attending the Annual Meeting online. Failure to register the proxyholder will result in the proxyholder not receiving an Invitation Code that is required to be able to attend and participate at the Annual Meeting.

If you are using the Invitation Code provided by Computershare to login to the online meeting (i.e. Computershare sent you an email with a Invitation Code), you must accept the terms and conditions to represent the Shares appointed to you.

Should you just wish to enter as a Guest, accept the terms and conditions and enter as a Guest.

Voting by Proxy

If you are a Registered Shareholder, the applicable proxy form(s) are included in your Notice Package. Registered Shareholders have four options to vote by proxy:

By Telephone (only within Canada or the United States):

•Call 1-866-732-VOTE (8683) from a touch-tone phone and follow the instructions. You will need the 15-digit control number located on the proxy form included in the proxy-related materials. You do not need to return your proxy form.

By Internet:

•Go to www.investorvote.com. You will need the 15-digit control number located on the proxy form included in the proxy-related materials. You do not need to return your proxy form.

By Mail:

•Complete, date and sign the proxy form included in the proxy-related materials and return it in the envelope provided or otherwise by mail to:

Computershare Investor Services Inc.
Attention: Proxy Department
100 University Avenue, 8th Floor
Toronto, Ontario, M5J 2Y1

The persons already named in the proxy included in your Notice Package are either directors or officers of the Company. Please see “General Voting Information — Proxy Voting” above.

Non-Registered Shareholder Voting

Shareholders, or the persons they appoint as their proxies, are permitted to vote at the Annual Meeting. However, in many cases, Shares of the Company that are beneficially owned by a person (a “Non-Registered Holder”) are registered either:

•in the name of an intermediary such as a bank, trust company, securities dealer, trustee or administrator of self-administered RRSPs, RRIFs, RESPs, TFSAs or similar plans (each an “Intermediary”) that represents the Non-Registered Holder in respect of its Shares; or

•in the name of a depository (a “Depository”, such as CDS Clearing and Depository Services Inc. or CHESS Depositary Nominees Pty Ltd. (“CDN”)) of which the Intermediary is a participant.

If you are a Non-Registered Holder (other than a holder of CHESS depositary interests in Australia), and have received these proxy-related materials through your broker, custodian, nominee or other intermediary, please complete and return the VIF provided to you by your broker, custodian, nominee or other intermediary in accordance with the instructions provided therein. Non-registered holders who have not duly appointed themselves as proxy will not be able to participate at the Annual Meeting.

As an alternative to submitting your voting instructions to your intermediary by completing and returning your VIF, a Non-Registered Holders may vote using one of the following methods:

Voting During the Virtual Meeting:

Non-Registered Holders must appoint themselves as proxyholder by registering with Computershare at www.computershare.com/ssrmining as described below under the “To Register your Proxyholder” section, to receive login credentials to attend and vote at the virtual meeting:

•log in at https://meetnow.global/MYDP27D at least 15 minutes before the meeting starts
•select “Invitation Code” on the login screen
•enter the Invitation Code located in the email notification you received

Voting By Proxy

By Internet:

•Go to www.proxyvote.com, enter your control number and provide your voting instructions.

By Telephone:

•Call the toll-free number listed on your VIF from a touch tone phone and follow the automatic voice recording instructions to vote. You will need your control number to vote.

The Company may utilize the Broadridge QuickVote™ service to assist Non-Registered Holders (other than a holder of CHESS depositary interests in Australia) with voting their Shares. Certain Non-Registered Holders who have not objected to the Company knowing who they are (non-objecting beneficial owners), may be contacted by Alliance Advisors to conveniently obtain a vote directly over the telephone.

Canada – Voting Instructions

Generally, Non-Registered Holders will receive a package from their Intermediary containing either:

•a VIF that must be properly completed and signed by the Non-Registered Holder and returned to the Intermediary in accordance with the instructions on the VIF;

or, less typically

•a form of proxy card that has already been stamped or signed by the Intermediary and is restricted as to the number of Shares beneficially owned by the Non-Registered Holder, but which otherwise has not been completed. In this case, the Non-Registered Holder who wishes to submit a proxy should properly complete the proxy card and deposit it with Computershare by mail as described above. Note that voting by Internet or telephone may not be available for such Non-Registered Holders.

The purpose of these procedures is to permit Non-Registered Holders to direct the voting of Shares of the Company that they beneficially own.

Australia – Voting Instructions

Non-Registered Holders in Australia hold CHESS Depositary Interests (“CDIs”) of the Company, or units of beneficial ownership of the underlying Shares, which are registered in the name of CDN. As the holders of CDIs are not the legal owners of the underlying Shares, CDN is entitled to vote at the Annual Meeting at the instruction of the holders of the CDIs.

As a result, holders of CDIs can expect to receive a VIF, together with the proxy-related materials from Computershare in Australia. These VIFs are to be completed and returned to Computershare in Australia in accordance with the instructions contained therein. CDN is required to follow the voting instructions properly received from holders of CDIs.

If you hold your interest in CDIs through an Intermediary, you will need to follow the instructions of your Intermediary to request a form of legal proxy.

To obtain a copy of CDN’s Financial Services Guide, go to www.asx.com.au/cdis. Phone +61 2 9338 0000 (overseas) or +02 9227 0885 (within Australia) if you would like a copy sent to you by mail.

Appointment of a Third-Party as Proxy

The following applies to Shareholders who wish to appoint someone as their proxyholder other than the management nominees named in the form of proxy or VIF. This includes non-registered Shareholders who wish to appoint themselves as proxyholder to attend and participate at the Annual Meeting online.

To appoint someone other than the management nominees as your proxyholder, you must submit your proxy or VIF to the appropriate party prior to registering your proxyholder. For Registered Shareholders, a proxy can be submitted to Computershare either in person, or by mail or courier, to 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, or via the internet at www.investorvote.com. The proxy must be deposited with Computershare by no later than 5:00 p.m. MDT (Denver) on May 6, 2025, or if the meeting is adjourned or postponed, not less than two business days before the commencement of such adjourned or postponed meeting. For non-Registered Shareholders, your proxy or VIF can be submitted to your intermediary by returning your proxy or VIF by mail using the postage-paid envelope provided with your proxy-related materials or via the internet at www.proxyvote.com.

If a Shareholder who has submitted a proxy attends the meeting via the webcast and has accepted the terms and conditions when entering the meeting online, any votes cast by such Shareholder on a ballot will be counted and the submitted proxy will be disregarded.

Registering your proxyholder is an additional step to be completed AFTER you have submitted your proxy or VIF if your proxyholder will be attending the meeting online. Failure to register the proxyholder will result in the proxyholder not receiving login credentials that are required in order to attend and participate at the Annual Meeting.

To Register your Proxyholder

To register a proxyholder, Shareholders MUST visit www.computershare.com/ssrmining by 5:00 p.m. MDT (Denver) on May 6, 2025 and provide Computershare with the required proxyholder contact information, so that Computershare may provide the proxyholder with login credentials via e-mail.

Without login credentials, proxyholders will not be able to attend and vote online at the Annual Meeting. If you are a Non-Registered Holder and you wish to vote at the meeting online, you must appoint yourself as proxyholder by inserting your own name in the space provided on the VIF sent to you by your intermediary, you must follow all of the applicable instructions provided by your intermediary AND, if you will be attending the meeting online, you must also register yourself as your proxyholder, as described above. By doing so, you are instructing your intermediary to appoint you as proxyholder. Non-registered holders who have not appointed themselves as proxyholders cannot vote online during the Annual Meeting. This is because we and our transfer agent do not maintain the records for non-registered holders of our Shares and we have no knowledge of your shareholdings or entitlement to vote, unless you appoint yourself as proxyholder.

If you decide to vote by telephone, you cannot appoint a person to vote your Shares other than our directors or officers whose printed names appear on the proxy form.

It is important to ensure that any other person you appoint is attending the Annual Meeting and is aware that his or her appointment has been made to vote your Shares.

Deadlines for Voting

Attending the Annual Meeting — If you are planning to attend the Annual Meeting and wish to vote your Shares while the virtual meeting is in session, your vote will be taken and counted at the Annual Meeting.

Using the Proxy Form — If you are voting using the proxy form and voting by fax or by mail, your proxy form should be received by Computershare not later than 5:00 p.m. MDT (Denver) on the second business day preceding the date of the Annual Meeting or any adjournment thereof. If you are a holder of CHESS depositary interests in Australia, please complete and return the form in accordance with the instructions in the proxy-related materials. If you do not complete and return the form in accordance with such instructions, you may lose your right to instruct the Registered Shareholder on how to vote at the Annual Meeting on your behalf.

Internet or Telephone — If you are voting your proxy by internet or by telephone, you must do so not later than 5:00 p.m. MDT (Denver) on the second business day preceding the date of the Annual Meeting or any adjournment thereof.

The deadline for the deposit of proxies may be extended or waived by the Chair of the Annual Meeting at his discretion without notice.

Revoking your Proxy

A Registered Shareholder who has voted by proxy may revoke it by voting again in any manner (as described above), or by depositing an instrument in writing (which includes another proxy form with a later date) executed by you or by your attorney authorized in writing delivered to Computershare by fax or mail (as described above), at any time up to 5:00 p.m. MDT (Denver) on the second business day preceding the date of the Annual Meeting. A Registered Shareholder may also revoke a proxy in any other manner permitted by law. In addition, participation in person in a vote by ballot at the Annual Meeting will automatically revoke any proxy previously given by you in respect of business covered by that vote.

Revocation of Voting Instruction Forms and Proxies

A Non-Registered Holder may revoke a VIF that has been given to an Intermediary by written notice to the Intermediary or by submitting a VIF bearing a later date. In order to ensure that an Intermediary act upon revocation of a VIF, written notice should be received by the Intermediary well in advance of the Annual Meeting. A Non-Registered Holder may revoke a proxy that has been delivered to Computershare by following the instructions as described in “Revoking Your Proxy” above.

Additional Questions or Issues related to Voting your Shares

If you have any questions about the information contained in this Proxy Statement or require assistance in voting your Shares, please contact Alliance Advisors, our proxy solicitation agent, by calling toll-free at 1-833-215-7305 (for Shareholders in the United States) or 1-209-637-2733 (for Shareholders outside of the United States) or by e-mail at SSRM@allianceadvisors.com.